UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No.  3 to FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2010

CHINA GROWTH CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52339	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#99 Jianshe Road 3, Pengjiang District, Jiangmen City Guangdong Province, 529000 People’s Republic of China
(Address of principal executive offices) (Zip Code)

(86) (750) 395-9988
(Registrant’s telephone number, including area code)

c/o Nautilus Global Partners 700 Gemini, Suite 100, Houston, TX 77056
(Former name or former address, if changed since last report)

––––––––––––––––
Copies of communications to:

Shang Dai, Esq. Dai & Associates, P.C. 136-20 38 Avenue, Suite 9F Flushing, NY 11354 Tel. No.: (718) 888-8880 Fax No.: (718) 888-9270	Richard I. Anslow, Esq. Anslow & Jaclin, LLP 195 Route 9 South, 2nd Floor Manalapan, NJ 07726 Tel. No.: (732) 409-1212 Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This a mendment No.  3 to Current Report on Form 8-K  (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by the Company on December 21, 2010 (the “Form 8-K”) in response comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Form 8-K.  Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This Amendment should be read in conjunction with the Form 8-K and the Company’s filings made with the Commission subsequent to the Form 8-K, including any amendments to those filings.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The statements contained in this report that are not historical are forward-looking statements. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases. The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our Ordinary Shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on the Form 8-K and its amendments could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Amendment to conform our statements to actual results or changed expectations.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of China Growth and its consolidated subsidiaries, Wealth Environmental Protection, Wealth Environmental Technology, Jiangmen Huiyuan, and its variable interest entities , Jiangmen Wealth Water, Guizhou Yufeng, and Shangxi Wealth.

In addition, unless the context otherwise requires and for the purposes of this report only

●	”Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	”Guizhou Yufeng” refers to Guizhou Yufeng Melt Co., Ltd, a PRC limited company;
●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;
●	”Jiangmen Huiyuan” refers Jiangmen Huiyuan Environmental Protection Technology Consultancy Co. Ltd., a wholly foreign owned enterprise organized under the PRC laws;
●	“Jiangmen Wealth Water” refers to Jiangmen Wealth Water Purifying Agent Co., Ltd. , a PRC limited liability company;
●	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China;
●	”Renminbi” and “RMB” refer to the legal currency of China;
●	“SEC” refers to the United States Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended;
●	“Shanxi Wealth” refers to Shangxi Wealth Aluminate Materials Co., Ltd, a PRC limited company;
●	“Star Prince” refers to Star Prince Limited, a British Virgin Island company and a shareholder of Wealth Environmental Protection;
●	“Wealth Environmental Protection Shareholders” refers to all shareholders of Wealth Environmental Protection, a British Virgin Islands company;
●	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;
●	“Wealth Environmental Protection” refers to Wealth Environmental Protection Group, Inc., a British Virgin Islands company; and
●	“Wealth Environmental Technology” refers to Wealth Environmental Technology Holding, Ltd., a Hong Kong company.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

As more fully described in Item 2.01 below, on December 15, 2010 (the “Closing Date”), we entered into a share exchange agreement (the “Exchange Agreement”) with Wealth Environmental Protection, a British Virgin Islands company, and shareholders of Wealth Environmental Protection named in the Exchange Agreement (“Wealth Environmental Protection Shareholders”). Pursuant to the terms of the Exchange Agreement, Wealth Environmental Protection Shareholders transferred to us all of the issued and outstanding ordinary shares of Wealth Environmental Protection, in exchange for the issuance of a total of 24,956,875 ordinary shares (17,500,000 ordinary shares, after giving effect to a reverse split defined above), par value $0.000128 per share, or 96.15% of the ordinary shares of the Company issued and outstanding after the Closing (such transaction is hereinafter referred to as the “Share Exchange”).  Following the closing of the Share Exchange, pursuant to the Exchange Agreement, the Company has taken steps to effectuate a 1:1.42610714 reverse stock split of the Company’s issued and outstanding ordinary shares as of the closing of the Share Exchange (the “Reverse Split”).  On February 14, 2011, the Company filed a preliminary proxy Statement on the Schedule 14A in anticipation of a shareholder meeting to be held to vote on the matters including the Reverse Spilt.  We have not filed a definitive proxy statement as of the filing of this Form 8K/A and the Reverse Spilt has not been effectuated.

A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Exchange Agreement, Wealth Environmental Protection became our wholly-owned subsidiary. Wealth Environmental Protection holds all of the issued and outstanding capital stock of Wealth Environmental Technology, a company incorporated under the laws of Hong Kong, which is the holding company of Jiangmen Huiyuan which controls Jiangmen Wealth Water, a company organized under the laws of PRC by a series of contractual agreements and arrangements with Jiangmen Wealth Water and/or its shareholders. As a result of the Share Exchange, we are now the holding company of Jiangmen Huiyuan, an indirect wholly-owned subsidiary of Wealth Environmental Protection organized in the PRC.

The Share Exchange transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

The Private Placement

On the Closing Date, we also entered into a subscription agreement (the “Subscription Agreement”) with a group of accredited investors   (the “Investors”), pursuant to which we sold to the investors an aggregate of 222,402 units, or the Units, for an aggregate purchase price of $6,672, 031 , or $30.00 per Unit (the “Private Placement”). Each Unit consists of (i) two (2) shares of our Class A 6% convertible preference share (the “Preference Share”) with each of the Preference Share convertible into five ordinary shares for a total of ten ordinary shares per Unit, and (ii) a warrant to purchase five (5) ordinary shares at an exercise price of $4.50 per share (the “Warrant”).   Pursuant to the Subscription Agreement, as soon as practicable following the Closing Date, we have take action to effectuate the Revere Split as described above   and as of this filing the Reverse Split has not gone effective yet.

Pursuant to the Subscription Agreement, we are obligated to file a registration statement covering the resale of the ordinary shares underlying the Preference Shares and the Warrants (the “Registrable Securities”) no later than sixty (60) days following the closing date. In the event that the registration statement is not timely filed, we are obligated to pay to each investor liquidated damages equal to 1% of each investor’s investment per month pursuant to the Subscription Agreement. In addition, we shall use our best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible, but in no event later than 180 days following the Closing Date (the “Effective Date”). If the registration statement is not declared effective by the SEC on or prior to the Effective Date, then we are obligated to pay to each investor liquidated damages equal to 1% of such investor’s investment. However, such liquidated damages payable in the event that the Registration Statement is not declared effective by the Effective Date will be waived, provided that (1) we have responded to all SEC comments on the Registration Statement and its amendments within twenty (20) business days of their respective receipt, which shall be extended to thirty (30) business days if the SEC response cannot be submitted because we are required to provide updated financial statements pursuant to Regulation S-X; and (2) if we are current with the filing of all of our periodic reports under the Exchange Act.

The securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; (ii) are not held by a holder or a permitted transferee; and (iii) are not eligible for sale pursuant to Rule 144 (or any successor thereto) under the Securities Act.

In connection with filing the registration statement, if the SEC limits the amount of Registrable Securities to be registered for resale pursuant to Rule 415 under the Securities Act, then the Company shall be entitled to exclude such disallowed Registrable Securities (the “Cut Back Shares”) on a pro rata basis among the holders thereof with a first priority given to the shares underlying the Warrants. The Company shall prepare, and, as soon as practicable but in no event later than the six months from the date the registration statement was declared effective, file with the SEC an additional registration statement (“Additional Registration Statement”) on Form S-1 covering the resale of all of the disallowed Registrable Securities not previously registered on an Additional Registration Statement hereunder. The Company shall use its best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable. No liquidated damages hereof shall accrue on or as to any Cut Back Shares, and the required Filing Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC comments.

Make Good Escrow Agreement

In connection with the Private Placement, we entered into a make good escrow agreement, or Make Good Escrow Agreement with Star Prince, and Access America Investments, LLC as representative of the investors, pursuant to which Star Prince delivered into an escrow account share certificates evidencing 4,500,000 ordinary shares held by it (after giving effect to the Reverse Split), to be held in favor of the investors in order to secure certain make good obligations (the “Escrow Shares”). Under the Make Good Escrow Agreement, we established minimum after tax net income thresholds (as determined in accordance with the United States.  Generally Accepted Accounting Principles (the “ US GAAP ”) and excluding any non-cash charges incurred related to the Share Exchange and the Private Placement as described above) of $13.2 million for fiscal year 2010 and $18.09 million for fiscal year 2011 and minimum earnings per share thresholds (calculated on a fully diluted basis and including adjustment for any stock splits, stock combinations, stock dividends or similar transactions, and for shares issued in one public offering or pursuant to the exercise of any warrants, options, or other securities issued during or prior to the calculation period) of $0.58 for fiscal year 2010 and $0.66 for fiscal year 2011. If our after tax net income or earnings per share for either fiscal year 2010 or fiscal year 2011 is less than 90% of the applicable performance threshold, then the performance threshold will be deemed not to have been achieved, and the investors pro rata based on the number of unites purchased by each Investor in the Offering, will be entitled to receive ordinary shares based upon a pre-defined formula which shall equate to the product of (A) the percentage difference between the applicable performance threshold and actual performance (if both applicable performance thresholds have not been achieved, then the applicable performance threshold yielding the greater difference from actual performance shall be used) times (B) the total number of the Escrow Shares.(The parties agreed that, for purposes of determining whether or not any of the performance thresholds are met, the release of any of the escrowed shares and any related expense recorded under the GAAP shall not be deemed to be an expense, charge, or any other deduction from revenues even if the GAAP requires contrary treatment or the annual report for the respective fiscal years filed with the SEC by the Company may report otherwise.

Holdback Escrow Agreement

Also in connection with the private placement, we entered into a holdback escrow agreement, or the Holdback Escrow Agreement, with Anslow & Jaclin, LLP, the escrow agent, and Access America Investments, LLC, as representative of the investors, pursuant to which $2,167,203.20 was deposited with the escrow agent to be distributed upon the satisfaction of certain covenants set forth in the Subscription Agreement.  Pursuant to the Holdback Escrow Agreement, the $1,500,000 will be released to the Company upon the hiring of a chief financial officer on terms acceptable to Access America Investments, LLC and $667,203.20 will be released to us upon appointment of the required independent directors to our board of directors.

IR Escrow Agreement

We also entered into an investor relations escrow agreement, or the IR Escrow Agreement, with Anslow & Jaclin, LLP, the escrow agent, and Access America Investments, LLC, as representative of the investors, pursuant to which $120,000 was deposited with the escrow agent to be distributed in incremental amounts to pay our investor relations firm, the choice of which is subject to the approval of Access America Investments, LLC, which approval cannot be unreasonably withheld.

Lockup Agreements

In connection with the Private Placement, we also entered into lockup agreements, or the Lockup Agreement, with Wealth Environmental Protection Shareholders, pursuant to which each of Wealth Environmental Protection Shareholders agreed not to transfer any of our capital stock held directly or indirectly by them for an eighteen-month period following the closing of the Private Placement, unless it is approved otherwise by Access American Investments, LLC.

The foregoing description of the terms of the Warrant, the Subscription Agreement, the Make Good Escrow Agreement, the Holdback Escrow Agreement, the IR Escrow Agreement and the Lockup Agreement are qualified in their entirety by reference to the provisions of the agreements filed as  Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this report, which are incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On the Closing Date, we completed the transactions contemplated by the Exchange Agreement, pursuant to which in exchange for all of the issued and outstanding ordinary shares of Wealth Environmental Protection, we issued to Wealth Environmental Protection Shareholders a total of 24,956,875 ordinary shares (17,500,000 ordinary shares, after giving effect to a reverse split defined above), or 96.15% of the ordinary shares of the Company issued and outstanding after the Closing of the Share Exchange. Pursuant to the Share Exchange, Wealth Environmental Protection became our wholly-owned subsidiary and Wealth Environmental Protection Shareholders, the former shareholder of Wealth Environmental Protection, became our controlling shareholder. The share exchange transaction with Wealth Environmental Protection was treated as a reverse acquisition, with Wealth Environmental Protection as the acquirer and China Growth as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Wealth Environmental Protection and its consolidated subsidiaries.

Upon the closing of the Share Exchange on December 15, 2010, Mr. David Richardson and Mr. Joseph Rozelle resigned from our board of directors that will become effective on the tenth day following our mailing of an information statement, or the Information Statement, to our shareholders, which complies with the requirements of Section 14f-1 of the Exchange Act. The Information Statement will be mailed to our shareholders on or about December 21, 2010. Mr. Rozelle also resigned from all offices that he held, effective immediately upon the closing of the Share Exchange.

On December 15, 2010, our board of directors appointed Mr. Mingzhuo Tan as the Chairman of our board of directors to fill in the vacancy created by the resignation of Mr. David Richardson effective immediately at the closing of the Share Exchange. In addition, our board of directors also appointed Mr. Mingzhuo Tan to serve as our President and Chief Executive Officer and Mr. Patrick S.H. Chan to serve as our interim Chief Financial Officer effective immediately at the closing of the Share Exchange. The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s Ordinary Shares, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Please note that the information provided below relates to the combined enterprises after the acquisition of Wealth Environmental Protection, except that information relating to periods prior to the date of the reverse acquisition only relate to Wealth Environmental Protection and its consolidated subsidiaries unless otherwise specifically indicated.

Overview

We are a leading producer and distributer of water purifying agent and high-performance aluminate calcium (HAC) powder, the core component of water purifying agent.

Jiangmen Wealth Water, our subsidiary, is solely engaged in the production and sale of water purifying agents, while Guizhou Yufeng and Shanxi Wealth, the subsidiaries of Jiangmen Wealth Water, specialize in the production and sale of HAC powder. The major raw material of our water purifying agent is HAC powder, exclusively supplied by Guizhou Yufeng, our wholly owned subsidiary. Guizhou Yufeng manufactures HAC powder using the raw materials of aluminum ore and limestone from its own mines. While selling HAC powder to third party customers, it prioritizes the supply to Jiangmen Wealth Water over third party customers and ensures that its supply meets the demand of Jiangmen Wealth Water before products being sold to other customers.

Jiangmen Wealth Water’s self-owned production facilities are located at Jiangmen City, Guangdong Province, in southeast China, covering an aggregate area of 36.84 mu (approximately 264,361.63 square feet). To expand our sales network and avoid high transportation costs arising from delivery of liquid purifying agent to customers located in different geographic areas, Jiangmen Wealth Water has established production entrust agreements with 4 water purifying agent production lines located at Zhaoqing City, Guangdong Province, Yibin City, Sichuan Province, Nanchang City, Jiangxi Province and Hangzhou City, Zhejiang Province (individually, the “Entrusted Production Line,” and collectively, the “Entrusted Production Lines”), that solely produce water purifying agent with our raw materials and pursuant to our production guidance and quality control standards.

Our Corporate History and Background

Wealth Environmental Protection was incorporated under the laws of British Virgin Islands on June 3, 2010 to serve as an investment holding company, and Wealth Environmental Technology was incorporated under the laws of Hong Kong by Wealth Environmental Protection on June 18, 2010. Jiangmen Huiyuan was incorporated under the laws of PRC on July 22, 2010, as wholly-owned subsidiary of Wealth Environmental Technology.

On September 29, 2010, Jiangmen Huiyuan entered into a series of contractual agreements with Jiangmen Wealth Water, a company incorporated under the laws of the PRC, and its shareholders, in which Jiangmen Huiyuan effectively assumed management of the business activities of Jiangmen Wealth Water and has the right to appoint all executives and senior management and the members of the board of directors of Jiangmen Wealth Water. The contractual arrangements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Equity Interest Pledge Agreement and Power of Attorney, through which Jiangmen Huiyuan has the right to provide exclusive complete business support and technical and consulting service to Jiangmen Wealth Water for an annual fee in the amount of Jiangmen Wealth Water’s yearly net profits after tax. Additionally, Jiangmen Wealth Water’s shareholders have pledged their rights, titles and equity interest in Jiangmen Wealth Water as security for Jiangmen Huiyuan to collect consulting and services fees provided to Jiangmen Wealth Water through an Equity Pledge Agreement. In order to further reinforce Jiangmen Huiyuan’s rights to control and operate Jiangmen Wealth Water, the shareholders of Jiangmen Wealth Water have granted Jiangmen Huiyuan the exclusive right and option to acquire all of their equity interests in Jiangmen Wealth Water through an Exclusive Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. We have consolidated the operating results, assets and liabilities of Jiangmen Wealth Water within our financial statements.

In August, 2010, Jiangmen Wealth Environmental Protection Stock Co., Ltd. transferred (i) all its equity interest in Jiangmen Wealth Water to Mr. Minzhuo Tan and Ms. Hongyu Du and (ii) all its equity interest in Guizhou Yufeng to Jiangmen Wealth Water and, Jiangmen Wealth Water became the sole shareholder of Guizhou Yufeng.  In September, 2010, Jiangmen Wealth Environmental Protection Stock Co., Ltd. and other minority shareholders of Shanxi Wealth transferred all their equity interest in Shanxi Wealth to Jiangmen Wealth Water and Jiangmen Wealth Water therefore became the 62% shareholder of Shanxi Wealth of which 38% equity interest were held by Mr. Mingzhuo Tan.  Upon the completion of the said transfers, Jiangmen Wealth Environmental Protection Stock Co., Ltd. no longer holds has any equity interest in our PRC subsidiaries in the Corporate Structure.

Jiangmen Wealth Water owns all of the issued and outstanding capital stock of Guizhou Yufeng, a company located in Guizhou Province, and 62% of the issued and outstanding capital stock of Shanxi Wealth. The remaining 38% of the issued and outstanding capital stock of Shanxi Wealth is held by Mingzhuo Tan, our Chief Executive Officer Both Guizhou Yufeng and Shanxi Wealth are engaged in sales and production of HAC powder.

Jiangmen Huiyuan, Jiangmen Wealth Water, Guiyang Yufeng and Shanxi Wealth will be collectively referred to as “PRC Subsidiaries.” As a result of our reverse acquisition of Wealth Environmental Protection, we have assumed the business and operations of Jiangmen Huiyuan with our principles activities engaged in the manufacture of water purifying agents which are distributed in the southern, south-western, mid-eastern, and eastern part of China.

Our Corporate Structure

All of our business operations are conducted through our PRC subsidiaries. The chart below presents our corporate structure:

●	Wealth Environmental Protection was incorporated under the laws of British Virgin Islands on June 3, 2010 to serve as an investment holding company.
●	Wealth Environmental Technology was incorporated under the laws of Hong Kong by Wealth Environmental Protection on June 18, 2010.
●	Jiangmen Huiyuan was incorporated under the laws of PRC on July 22, 2010 as a wholly foreign owned enterprise.

(1)
On September 29, 2010, Jiangmen Huiyuan entered into an Exclusive Business Cooperation Agreement with Jiangmen Wealth Water, pursuant to which Jiangmen Huiyuan will provide Jiangmen Wealth Water with exclusive and complete business support, and technical and consulting services related to the principal business of Jiangmen Wealth Water.

(2)
On September 29, 2010, each of Jiangmen Huiyuan and Jiangmen Wealth Water entered into an Equity Interest Pledge Agreement with Mr. Mingzhuo Tan and Ms. Hongyu Du, respectively, pursuant to which Mr. Tan and Ms. Du pledged all of their equity interest in Jiangmen Wealth Water to Jiangmen Huiyuan to secure Jiangmen Water Wealth’s obligations under the Exclusive Business Cooperation Agreement. On September 29, 2010, the pledges were registered with the Pengjiang Branch of Jiangmen Administration of Industry and Commerce.

(3)
On September 29, 2010, Jiangmen Huiyuan and Jiangmen Wealth Water entered into an Exclusive Option Agreement with Mr. Tan and Ms. Du, respectively, pursuant to which Jiangmen Huiyuan obtained the exclusive option to purchase or designate another qualified person to purchased part or all of the equity interest that Mr. Tan and Ms. Du hold in Jiangmen Wealth Water to the extent permitted by the PRC law.

(4)
On September 29, 2010, each of Mr. Tan and Ms. Du signed a power of attorney which provides that Jiangmen Huiyuan has the power to act as his/her exclusive agent with respect to all matters related to his/her equity interest in Jiangmen Wealth Water while he or she is a shareholder of Jiangmen Wealth Water .

Industry and Market Overview

The annual amount of wastewater discharge in China has increased from 2005 to 2009 at a 2%-3% growth rate per year. In 2009, the amount of wastewater discharge in China reached 58.92 billion tons (Source: Chart of Annual Change of National Wastewater and Major Pollutants Discharge, Page 15 of the State of China’s Environment: 2009, available at http://www.mep.gov.cn/gzfw/xzzx/).  Due to deterioration in both water quantity and quality, water resource protection became a concern on the top of the agenda for both the Chinese government and the Chinese public. The Chinese government has adopted regulations and policies listing waste water disposal and drinking water safety as two issues of priority importance for the mid-term and long-term national development plans. The Chinese government is focused on controlling wastewater disposal rates, increasing the wholesome water coverage rate, raising discharge standards for nitrogen and phosphorus, and raising standards for drinking water.

As an expected result from the above-mentioned governmental endeavors, the demand for water purifying products has increased over the years and is expected to continue to increase in the future for a relatively long period of time, considering China’s large population and the severity of China’s current environmental situation. Accordingly, we believe that there will be increasing market need for our water purifying products.

Current Products

Water Purifying Agent

Jiangmen Wealth Water manufactures a variety of water purification products, including dyeing purifying agent, purifying for paper making waste water, purifying agent of phosphorus removal, and discoloring agent, for industries such as printing and dyeing, paper making, municipal wastewater, phosphorus removal, and oil removal from washing water.

Traditional water purifying agents are usually produced for general purposes without tailoring to the needs of particular industrial requirements. Our water purifying agents, on the other hand, are specially developed by our research and development team and the institutions Tongji University and Chongqing University which we work with aiming at satisfying particular industrial situations and requirements. We entered into a technology development agreement with Tongji University in October 2003 (the “Tongji Agreement”) and in pursuant to the agreement we have completed the research and development of the HAC powder which has been used in our water purifying agents. A copy of the Tongji Agreement has been included as Exhibit 10.27 to this Form 8-K. We have also been working with Chongqing University since 2005 on the research and development of water purifying technology, including developing flocculent for enhanced coagulation for drinking water, and we have not entered into any agreement in connection with such cooperation. With the technologies derived from our research and development, our products has been demonstrated a satisfying performance

●
Dyeing Purifying Agent: The product is developed for the active dyes, acid dyes and direct dyes of the printing and dyeing wastewater, which is a polymeric flocculant made by a special synthetic polymer technology and added auxiliary decolorization agent. This product has a good decolorization and chemical oxygen demand (COD) removal effects, and is widely used in the treatment process of dyeing industrial wastewater. COD refers to the consumption of oxidizer when using strong oxidizer in water treatment process and indicates the amount of reducing substance in water which are the target to be removed by the purifying agent. COD removal effects refer to the performance of a purifying agent or equipment in removing reducing substance and is considered as an evaluating method of water treatment effect.

●
Purifying Agent for Paper Making Wastewater: The product is a new inorganic polymer flocculant, specially developed for purifying papermaking wastewater which usually has a high concentration of micro fiber. It not only separates the water from pulp, but also kills the microorganism in the waste water and pulp, thus preventing the wastewater from turning stunk and waste pulp from nigrescence. The water and pulp are recyclable after the treatment.

●
Purifying Agent for Phosphorus Removal: Purifying agent for phosphorus removal is an inorganic polymer flocculant made by a special synthetic polymer technology with a good phosphorus removal effect for phosphorus-containing industrial and residential wastewater.

●
Discoloring Agent: The product is cationic organic macromolecular compound with functions of discoloring, flocculating, COD degrading. The special cationic group of the dyeing discoloring agent can combine with the color substance anion group of the wastewater to form a hydrophobic insoluble salt, thereby eliminate the colors, and because of the polymer adsorption bridging role, it also has a great coagulation & sedimentation effect. The decolorization rate to the dyeing water is more than 95%, the COD removal ratio is between 50% to 85%.

HAC Powder

Our HAC powder has high aluminum content.

We employ HAC powder to produce water purifying agent, while American and European water purifying agent manufacturers use aluminum hydroxide to produce water purifying agents. Aluminum hydroxide provides a similar level of efficiency for water purifying agent but generally has a higher cost than HAC powder. Using HAC powder as our core raw material, we manufacture water purifying agents that we believe possess quality similar to those produced by our American and European counterparts but with cost savings. Those cost savings, in turn, provide us a significant price advantage

Raw Material and Suppliers

HAC powder is the core ingredient of water purifying agent. In Shanxi and Guizhou provinces, there are abundant bauxite resources. In 2010, we acquired 100% of all the equity interest of Guizhou Yufeng and 62% of the equity interest of Shanxi Wealth. Guizhou Yufeng and Shanxi Wealth each own one bauxite mine and one limestone mine.

●
Guizhou Yufeng is located in Xinghong Village, Zhazuo Town, Xiuwen County, Guizhou Province. It has satisfied each of the annual Chinese national quality examinations during the years from 2005 to 2009. The local business department granted Guizhou Yufeng operation rights from March 2005 to April 2018.

●
Shanxi Wealth is located in Dong Jia Bi Village, Sanquan Town Industrial Zone, Fenyang City of Shanxi Province. It has satisfied each of the Chinese national quality examinations from the years of 2004 to 2009. The local business department granted Shanxi Wealth operation rights from April 2004 to January 2012.

Development of New Technologies

We are developing new technologies to enhance the quality of our current products and to introduce new products based upon our anticipation of the future market needs. We intend to introduce the following products and technologies to the market in the future:

Flocculent for Enhanced Coagulation for Drinking Water

In 2010 the Chinese government raised the standard for drinking water regarding turbidity, organic matter and a number of other indicators. Anticipating the future implementation of the stricter new drink water standard, most Chinese water companies contemplate upgrading their technologies to meet the government’s requirements. Flocculent for enhanced coagulation is widely accepted in the industry as the response to the stricter requirements and solution to the upgrading. To meet the market demands, we are now working with Chongqing University to develop flocculent for enhanced coagulation for drinking water. Currently we are conducting the second round testing of this product and expect to put it on the market in mid-2011. We have not entered into any agreement in connection with the cooperation with Chongqing University. We started our cooperation with Chongqing University in 2005 and have  not paid considerations to Chongqing University in connection with such cooperation.

HAC Powder with High Purity

We employ HAC powder to produce water purifying agent, while American and European water purifying agent manufacturers use aluminum hydroxide to produce water purifying agents. Aluminum hydroxide provides a similar level of efficiency for water purifying agent but generally has a higher cost than HAC powder. Using HAC powder as our core raw material, we believe our products possess quality similar to the comparable products produced by our American and European counterparts but with lower cost. Those cost savings, in turn, provide us a significant price advantage.

Sewage-source Heat Pump High-speed Water-purifying Technology

The development of renewable energy is among those on the top of the agenda for China’s mid-term and long-term science and technology planning programs. Currently a number of cities in China have used sewage water as conduit for cooling and heating. To meet this market demand, we are performing research on using flocculent and sewage-source heat pump in treating sewage and generating renewable energy. Currently we have completed the initial testing of this technology and are in the process of a second round testing. We expect to apply this technology to our production on a small scale in 2012.

High-concentration Organic Wastewater Treatment

Backed by the joint efforts of our research and development team and Tongji University in Shanghai, PRC, we are able to use the hydrothermal technology to transform organic matter in the wastewater into useful industrial materials such as H2, DME, and C2H5OH. H2 is the chemical formula of hydrogen which is the basic component of many chemicals and is used for combinations of carbinol, artificial petroleum, plastic resin etc. DME is short for DiMethyl Ether which is a basic chemical raw material and due to its specialties in compression, condensation and evaporation it serves a unique role in production of medicine, fuel, pesticides etc. C2H5OH is the chemical formula of ethanol which is mainly used to produce acetaldehyde, diethyl ether, ethyl acetate, ethylamine and to product dyes, paintingand detergent etc.As of the date hereof, we have completed the initial testing of this technology and are in the process of second round testing. We expect to apply this technology to our production in 2013.

Microbial Flocculent

Microbial flocculent is a highly efficient, non-toxic, pollution-free, self-degradable, and broadly applicable new generation of flocculent. It incarnates the latest development in modern biology and water treatment technology, and represents the trend of flocculent development. Our research and development on this subject focuses on wastewater discoloration and industrial water reuse for the food industry. Traditional flocculents have the issue of secondary pollution when used in water treatment process. Therefore, it is meaningful for people’s health and environmental protection to develop a new micro-organic flocculent that is non-toxic, highly active and without secondary pollution. This technology is in an initial testing phase and may have issues of instability and high cost. We expect to market this technology on a small scale in 2014.

Aluminum Recovery Technology

Aluminum salt is widely used in water treatment processes, but chemical sludge generated in this process usually contains a high percentage of aluminum that is not effectively utilized. We are working on the aluminum recovery technology to save aluminum resources and avoid secondary pollution. We are in the process of initial testing of this technology and expect to apply this technology to our production in 2015.

Research & Development Activities

We have incurred costs in estimated amounts of $147,900 and $130,500 in conducting research and developing new products and technology for 2010 and 2009. We believe that such expenditures do not meet the requirements to be classified as research and development costs under ASC 730.

Research and development is critical to our business development. We have built a strong independent research team that includes 5 members with Ph.D. degrees, and 20 members with M.A. degrees. We have sophisticated laboratory facilities covering 1,000 square meters of land (1 square meter ≈ 10.78 square feet). The subjects of our research include, among others, HAC powder, bio-flocculent, industrial waste water purifying agent.

In addition to our independent research, we also collaborate with renowned research institutes in developing water purifying agents and other environment protection products. For example, we work with the College of Environmental Science and Engineering of Tongji Unviersity in setting up a post-doctoral research center focused on developing pollution prevention technology; and we work with Chongqing University on several environment-related research projects. Through collaboration with these institutions, we have further bolstered the research ability of our research and development team, expanded our experimental experience, and we expect to maintain our position in the water purifying industry in China.

Customer Concentration

Our customers place order on an annual basis. It is our business practice to obtain demand from our customers at the beginning of each year, pursuant to the annual needs placed in purchase agreements. Actual sales revenues generated from each customer may vary from the annual need thereto provided in such purchase agreements.  The following summarizes the actual sales revenue generated for the year of 2009.

Water Purifying Agent

The following table sets forth our top ten customers based upon the percentage of our actual sales revenues for the year of 2009.

Customers	Amount (US Dollar)	2009
Foshan Hui Yong Chemical Trade Co., Ltd.	2,792,818.3	12.87%
Taishan Da Kang Chemical Trade Co., Ltd.	2,059,694.4	9.49%
Shenzhen Lan Bo Shi Science & Technology Co., Ltd.	1,855,726.1	8.55%
Guangdong Yi Da Textile Co., Ltd.	1,369,504.4	6.31%
Anhui Guo Zhen Environmental Protection and Energy Conservation Technology Joint Stock Co., Ltd.	1,141,904.6	5.26%
Guangzhou Papermaking Joint Stock Co., Ltd.	1,031,819.6	4.76%
Yibin Paper Joint Stock Co., Ltd.	963,903.6	4.44%
Zigong City Haoming Chemical Industry Co., Ltd.	921,641	4.25%
Guangdong Chun Yan Textile Co., Ltd.	886,650.6	4.09%
Nanchang Heng Sheng Chemical Trade Co., Ltd.	847,843.1	3.91%
Total	13,871,505.7	63.93%

HAC Powder

The following table sets forth our ten customers based upon the percentage of our actual sales revenue for the year of 2009.

Customers	Amount (US Dollar)	2009
Hainan Yijin Environmental Limited Co.	1,207,320.2	5.41%
Dongying Jiali Chemical Limited Co.	1,074,807.1	4.82%
Camela Chemical (Yixin) Limited Co.	1,020,807.6	4.58%
Kunming Dianchi Chemicals Limited Co.	902,500.2	4.05%
Jiaozuo Elfek Chemicals Limited Co.	860,545.2	3.86%
Shengli Xinbang Chemicals Limited Co.	732,175.1	3.28%
Hangzhou Rongsheng Environmental Technology Limited Co.	696,856.1	3.12%
Yunan Yuxi Jinhu Chemicals Limited Co.	690,608.7	3.10%
Guangzhou Yijing Water Purifying Agent Limited Co.	653,470.5	2.93%
Tianjin Tianshui Materials Limited Co.	565,480.8	2.53%
Total	8,404,571.5	37.68%

Sales Network and Sales Model

Water Purifying Agent

Our current sales network of water purifying agent covers, four geographic areas of China, including the Southwest, South, Central, East of China. These geographic regions include some of the most developed economic areas in China and, accordingly, the local governments pay great attention to environmental issues, such as purifying waste water. We adopt a “regional production and sales” model with each of our self-owned production facilities in Jiangmen City, Guangdong Province, and the four Entrusted Production Lines responsible for meeting the market demand within its covered selling areas in order to minimize transportation costs.

HAC Powder

Given that preservation and delivery of HAC powder does not generate high transportation costs compared to delivery of liquid water purifying agent, our sales of HAC powder adopt a “direct distribution” model with Guizhou Yufeng and Shanxi Wealth directly delivering HAC powder to our distribution centers which in turn deliver HAC powder to customers. Currently, we have approximately 6 HAC powder distribution centers covering 13 provinces in China, consisting of Guangdong, Guangxi, Guizhou, Hainan, Henan, Hunan, Jiangsu, Zhejiang, Jiangxi, Shandong, Sichuan, Tianjin and Yunnan. .

Market

Market Opportunity

Currently, China is in the process of rapid economic growth and market reform led by nation-wide industrial development. Unfortunately, following in the footsteps of many mature economies, China’s rapid industrial expansion has brought with it an almost inevitable by-product: industrially generated pollution of water, air and the environment as a whole. It is estimated that approximately 80% of China’s environmental pollution results from industry-produced solid waste, waste water and waste gas emissions. During the 1990’s the degree of and the dangers posed by China’s increasing levels of environmental pollution became widely perceived both inside and outside China, and drew concerns from the Central Chinese Government. A nation-wide awakening to the environmental crisis has pushed the reduction and elimination of waste water and airborne pollutants to matters of priority importance in China’s next five-year economic plan.

With only approximately 2,200 cubic meters per person, or one-fourth the world average, China is a country with limited water resources. Conservation through the improvement of usage efficiency has been the fundamental way to resolve the tension between water supply and demand. China’s very high rate of industrial water consumption (as compared to that of developed countries) demands water conservation and water re-use programs. For example, the industries involved in the discharge of industrial waste water, our principal target market, consume large quantities of water and thereby call for new technology and products to increase efficiency in water usage, reduce water consumption, decrease environmental cleaning costs and thereby avoid possible governmental penalties that arise when they fail to meet one or more standards.

Marketing Plan for the Next Three Years

●	Expand the distribution coverage of our products,.

●	Establish contract with clients in operating their wastewater treatment systems, and develop long term business relationship by sharing with them our pollution treatment experiences.

●	Take priority in addressing the market in the severely polluted, economically developed coastal areas, set up local factories for the largest purchasers, and cover the clients in the surrounding area

●
Establish and develop our presence in the oversea markets. As mentioned above, with access to lower-cost raw materials, we are positioned to compete with European and American companies in the same industry. We may consider acquiring foreign companies in the following years for the purpose of producing and distributing high calcium aluminate powder and water purifying agents locally to achieve cost-efficiency.

Competition

In China, there are various companies producing water purifying agent, which are mainly located in Guangdong, Jiangsu, Shandong, Henan, Shanghai, Beijing, Tianjin and Hebei. Generally speaking, these areas are more economically developed than the rest of the country. Most companies currently in the industry are generally small in scale. Since there has not been any official statistic report issued relating to the water purifying agent industry in China, no quantified description of the competitive conditions in the industry is currently available. Compared to other companies in the industry, our company has a complete production chain from raw material procurement to production and to sales and distribution, strong management team and specialized research and development team. Our management believes that we are in the leading position with respect to both of our products in domestic market of China. Our principle methods of competition are cost saving, scale effect and technology advancement, which methods enable us to gain competitive advantages set forth below.

Competitive Advantages

●
Cost advantages: In China, we are a high-tech enterprise possessing a complete industrial chain for the production of water purifying agent, with two subsidiaries, one in Guizhou province and the other in Shanxi supplying aluminum and calcium carbonate. At the same time, we have unique technology for high aluminate calcium powder production to decease the cost by approximately 8%.

●
Scale advantages: We are a leading producer of water purifying agent and high calcium aluminate powder in China, with an annual production and distribution of approximately 240,000 and 180,000 tons of water purifying agent and approximately 230,000 and 180,000 tons of HAC powder for 2010 and 2009. Our operating scale has given us considerable competitive advantage in the aspects of reducing costs and developing new products to accommodate to the ever-evolving demands of the market.

●
Technological advantages: we are applying our own “special addition” in HAC powder production, improving the traditional process to lower the purchasing and production cost and to enhance the aluminium content and activity. In addition, collaborating with Tongji University, we have spent substantial capital and more than one year developing high purity aluminate calcium production technology. The technology uses a heavy metal separation process to generate a high content of alumina, to meet international standards. The technology lowers production costs by 50 percent when compared to aluminium hydroxide. Customized products: We have developed a series of industry-specific purifying agent to implement targeted treatment for different type of water qualities, which produce a better effect than universal products and can reduce water treatment cost by 20 percent or more per ton.

Intellectual Property

Our management considers our manufacturing technologies and manufacturing design critical to our business. Our research and development team has mastered the following know-how:

●
HAC powder: our HAC powder is produced using our proprietary technology and contains higher than normal aluminum with high heat releasing rate, high dissolution rate, high activity, and low cost. The content of alumina is up to 58%, 5% higher than other similar products. The powder is very active and can produce high quality water purifying products without heating.

●
Heavy metal collecting agent: the heavy metal collecting agent produced by using multiple unit hydrolysis and mutual polymerization can chelate with heavy metal ions and take chemical reaction in normal temperature and wide pH value range, and form insoluble, low water content and easily filtered flocs in a short time that can be removed from wastewater;

●
Purifying agent of phosphorus removal: the purifying agent of phosphorus removal is an inorganic polymer flocculent made by a special synthetic polymer technology, it has a satisfying phosphorus removal effect for phosphorus-containing industrial wastewater and sewage, can be applied to the phosphorus removal after an individual physical, chemical or biochemical treatment.

●
Dyeing purifying agent: the dyeing purifying agent made by a special synthetic polymer technology is a polymer flocculent adding auxiliary discoloration agent. This product has an excellent discoloration effect for the dyeing industry’s wastewater of active dyes, acid dyes, direct dyes, and is widely used in the treatment process of dyeing industrial wastewater.

Papermaking purifying agent: purifying agent for paper making wastewater is made with polymerization by adding cross linking agent, disinfection agent and pimping water solvent large molecule chemicals into PAC. It can enhance the bridging and adsorption ability, improve the removal rate of fine fiber matters and make the pulp to separate from the water. It can also strengthen the intensity of aquatic fine fiber, so as to achieve a better recycling effect of the pulp.

We do not have any patents or trademarks to protect our manufacturing technology and our manufacturing technology are not a product or a result of licenses to use any patens or trademarks.

Environmental Protection, Quality Control and Safety Measure

We strive to meet the requirements provided in environmental protection regulations, and regulations related to facility safety and quality control, throughout the design, maintenance and growth of our operation facilities and manufacturing process.

 Environmental Protection

Our manufacturing facilities are subject to a series of pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities. To date, we have not been advised of any violations of any environmental regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Safety Measures

Guizhou Yufeng and Shanxi Wealth have set up specific production policy and principles to ensure workplace safety, including, but not limited to, onsite safety surveillance, mining safety training, regular worker health and skill inspection, site-specific hazard awareness training, overtime restriction, ventilation inspection, and damage control exercise. With full implementation of our safety policy, Guizhou Yufeng and Shanxi Wealth have had no significant workplace accidents since inception.

Quality Control

All of our factories have set up internal quality control systems to make sure our products meet IS09000 standards.ISO9000 is an international quality management standard made by Technical Committee of Quality Management and Insurance of International Standardization Organization, which is used to approve that an organization has the capability to provide products that can meet the customers’ requirements and applicable legal regulations.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Properties

Executive Offices

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Jiangmen Huiyuan

The principal executive offices of Huiyuan are located at Room 109 Floor 3, No, 99 Third Jian She Road, Peng Jiang District, Jiangmen, which are furnished by Mr. Mingzhuo Tan, our Chief Executive Officer, free of charge.

Jiangmen Wealth Water

The principal executive offices of Jiangmen Wealth Water are located at Jiang Gen Industrial Park, Du Ruan Town, Jiangmen City, which are furnished by Mr. Mingzhou Tan, our Chief Executive Officer, free of charge.

The following table summarizes the location of real property leased by Jiangmen Wealth Water.

Item	Address	Size (m2) (1 square meter ≈ 10.78 square feet)
1.	No. 101 Lianghua Xi, Jiangmen City, Guangdong Province	95.36
2.	No. 104 Lianghua Xi, Jiangmen City, Guangdong Province	95.36

The following table summarizes the land use rights owned by Jiangmen Wealth Water.

Item	Address	Size (m2) (1 square meter ≈ 10.78 square feet)
1	Sanya Industrial Park, Muzhou Town, Xinhui District, Jiangmen City, Guangdong Province	24,560.12

Guizhou Yufeng

The principal executive offices of Guizhou Yufeng are located in Xinghong Village, Zhazuo Town, Xiuwen County, Guizhou Province. Guizhou Yufeng owns mining licenses of two mines (described with more details below) at the following location:

1tem	Address	Size (m2) (1 square meter ≈ 10.78 square feet)
1.	Limestone Mine, Dashan Village, Zhaozuo Town, Xiuwen County, Guizhou Province	19,400
2.	Bauxite Mine, Gaocang Village, Zhaozuo Town, Xiuwen County, Guizhou Province	387,900

In addition, Guizhou Yufeng also owns the land use right to 20,880.1 square meters (1 square meter ≈ 10.78 square feet) industrial land located in Xinghong Village, Zhaozuo Town, Xiuwen County, Guizhou Province.

Shanxi Wealth

The principal executive offices of Shanxi Wealth are located in East Jia Bi Village, Industrial Area, San Quan Town, Fenyang City, Shanxi Province. Shanxi Wealth owns mining licenses of two mines (described with more details below) at the following location:

Name	Address	Size (m2) (1 square meter ≈ 10.78 square feet)
1.	Limestone Mine, Sang Zao Po Village, Li Jia Zhuang Township, Fenyang City, Shanxi Province	21,400
2.	Bauxite Mine, Luo Tuo Ju Village, Wang Jia Guo Township, Liu Lin County, Lvliang City, Shanxi Province	518,000
3.	Industrial Area, Sanquan Town, Fenyang, Shanxi Province	34,826.84

Mines

We acquire the rights to exploit the mines through mining rights transfer agreement in connection with a limestone mine and a bauxite mine located in Guizhou Province which was entered into by and between the transferee Guizhou Yufeng and the transferor Xiuwen Rongxiang Building Materials Co,. Ltd. in July, 2005 and mining rights transfer agreements in connection with a limestone mine and a bauxite mine located in Shanxi Province which was entered into by and between the transferee Shanxi Wealth and each of the transferors Shanxi Fenyang Hongsen Construction Stone Co., Ltd. and Shanxi Liulin Changsheng Aluminumore Co., Ltd. in November, 2005. The transfer prices of the limestone mine and the bauxite mine located in Guizhou Province were RMB $3 millions, approximately USD $0.5 million, and RMB $18 millions, approximately USD$2.7 millions, all of which had been duly settled.  The transfer prices of the limestone mine and the bauxite mine located in Shanxi Province were RMB $8 millions, approximately USD$ 1.2 million, and RMB $28 millions, approximately USD$ 4.3 millions, all of which had been duly settled.

Set forth below are detailed description of our mining properties held by Guizhou Yufeng and Shanxi Wealth:

Guizhou Bauxite Mine

Guizhou Yufeng holds a mining license for bauxite mine (No.5200000238714) (“Guizhou Bauxite Mine”), issued by the Guizhou Provincial Department of Land and Resource on September 6, 2005, with a term from October, 2005 to October, 2020. Guizhou Bauxite Mine license has passed the annual governmental examinations from 2005 to 2010.  Guizhou Bauxite Mine is located at Gaocang Village, Zhazuo Town, Xiuwen County, Guizhou Province, covering an area of 0.3879 square kilometers.

Location and Range

The aluminum mine of Guizhou Yufeng Melt Co., Ltd is located about 11km away from Xiuwen county town and 13km away from Guiyang city. The geographic coordinates of the centre of the mining area are E106°39′33″，N26°47′23″, the total area of the mine is 0.3879km2, mining designed elevation is 1400m to 1150m, and the plan of production scale is 150,000 tons per year. There are many simply-built highways around the mining area, and the traffic is very convenient.

The mine consists of the following seven inflection points. Inflection points coordinates, mining area and mining depth can be seen in the table below:

Inflection Points Coordinates in Mining Area

No.	X coordinate	Y coordinate
1	2965220	36366465
2	2964625	36366790
3	2964410	36366550
4	2964410	36366150
5	2964630	36366200
6	2964820	36366055
7	2965055	36366110
Mining area: 0.3879km2 Mining depth: 1400m to 1150m

Note: The coordinates in the table follow Beijing Coordinates System and Yellow Sea Height.

Traffic Conditions

Roads to the mine are accessible for large and small vehicles. The mine is about 11km away from Xiuwen and 13km away from Guiyang. The traffic conditions are sufficient to support the ordinary operations of the mine.

Map

The following sets forth a small-scale map showing the location of the mine.

Mineralized Materials

We do not have proven or probable reserve in our Guizhou Bauxite mine. To our knowledge, this mine has a non-reserve deposit of mineralized bauxite materials, consisting of a tonnage of 20,360,000 tons as of July 2005 and 18,340,000 tons as of December 2009, with an exploration term of 9.92 years. The aluminum content of the mineralized materials is estimated as 75%. The tonnage and the grade of mineralized materials in this mine were estimated by Guizhou Nonferrous Geology Engineering Survey Company. We have not conducted  examination of the tonnage in this mine since December 2009.

Rock Formations & Mineralization

Our mineralized materials contents aluminum, MgO, TiO2, SiO2 and Fe2O3, and other coexisting components such as Cu, WO3, Sn, Mo, Bi, As, Hg, Co, Ni, Au, Ag, Pt, etc. The following sets forth statistics on the major chemical components.

Major Chemical Components

Sample numbers	Analyses Results（%）
	Al2O3		MgO		TiO2		SiO2		Fe2O3
	Analytical value	Average value	Analytical value	Average value	Analytical value	Average value	Analytical value	Average value	Analytical value	Average value
Y1	75.52	75.21	1.04	0.97	2.78	2.93	4.35	4.86	1.25	1.35
Y2	74.45		1.12		2.84		5.23		1.46
Y3	72.87		1.15		3.83		5.75		1.56
Y4	76.46		0.85		2.54		4.78		1.24
Y5	76.75		0.71		2.68		4.23		1.23

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Actual Production and Tracking Method

For Guizhou Bauxite Mine and other three mines that we own, our extraction contractors conduct the extraction on a by-order basis. To track our actual production, we record our demand before we send the orders to the extraction contractors, and we examine the quantity and the quality of extracts against the order on site. After the extracts pass the examination, our extraction contractors make regular interval deliveries to our warehouse, and we weigh in and record the tonnage before stocking in the warehouse. The actual bauxite production for the past three years is set forth below.

Aluminum Ore Actual Production (Ton)
2008	2009	2010
43878.19	51858.56	65214.01

Current Costs & Future Investment

The mine was purchased Guizhou Yufeng from the former right holder after the expropriation, design, civil engineering, mine construction and installation were completed. The total amount of investment is calculated as RMB $18 millions, approximately USD $2.7 millions, according to the current purchase rate. Right now, there is no any plan for future investment.

Source of Power & Water

There are several sources of water, however, we seldom use water during the mining process. The mine has sufficient electricity supplied by the national electricity network.

Guizhou Bauxite Mine

Guizhou Yufeng holds a mining license for limestone mine (for construction usage) (No.5201023052207) (“Guizhou Limestone Mine”), which was issued by Xiuwen Land and Resource Bureau on September 8, 2005, with a term from September, 2005 to September, 2023.  Our Guizhou Limestone Mine license has passed the annual governmental examinations from 2005 to 2010.  Guizhou Limestone Mine is located at Dashan Village, Zhazuo Town, Xiuwen County, Guizhou Province, covering an area of 0.0194 square kilometers.

Location and Range

The limestone mine of Guizhou Yufeng is located about 10km from Xiuwen county and 12km from Guiyang city. The geographic coordinates of the centre of the mining area are E106°40′29″, N26°48′04″, the total area of the mine is 0.0194 km2, mining designed elevation is 1403.6m to 1350m, and the plan of production scale is 150,000 tons per year. There are many simply-built highways around the mining area, and the traffic is very convenient.

The mine is delineated by four inflexion points. The coordinates of the inflexion points, the mine area and the mining depth are given the table below.

Inflexion points coordinates in mining area

No.	X coordinate	Y coordinate
1	2966360	36368290
2	2966290	36368290
3	2966230	36368130
4	2966350	36368140
The Mine Area：0.0194km2 The Mining Depth：1403.6m～1350m

Note：The coordinates in the table belong to Beijing coordinate system and Yellow Sea Height.

Traffic Conditions

There are highways between the mining area and the county and Guiyang city, providing a very convenient transportation condition.

19

Map

The following sets forth a small-scale map showing the location of the mine.

Rock Formations & Mineralization

Set forth below is a brief analysis on the chemical compositions of the mine:

Chemical Compositions

The Sample Number	The Analytical Results（%）
	Cao		MgO		Al2O3		SiO2		Fe2O3
	The Analytical Value	The Mean Value	The Analytical Value	The Mean Value	The Analytical Value	The Mean Value	The Analytical Value	The Mean Value	The Analytical Value	The Mean Value
Y1	54.50	53.17	1.14	1.06	3.85	2.93	5.25	5.13	1.42	1.45
Y2	53.05		0.95		2.14		4.23		1.36
Y3	52.80		1.05		2.83		5.15		1.51
Y4	51.30		1.08		2.94		5.78		1.44
Y5	54.20		1.10		2.88		5.23		1.53

The Proportion: 2.60t/ m3.

The Moh’s Hardness: around 3.50.

The Loose Coefficient : 1.4～1.5.

The Compressive Strength: 1250～1300kg/cm2 in vertical layers and 1080 to 1100kg/cm2 in the parallel layers.

The Ore Type: the carbonate type

Mineralized Materials

We do not have proven or probable reserve in our Guizhou Limestone mine. We applied opencast mining to this mine and to our knowledge, this mine has a non-reserve deposit of mineralized limestone materials, consisting of a tonnage of 2,983,000 tons as of June 2005 and 2,928,800 tons as of December 2009, with an exploration term of 19.53 years. The Cao content of the mineralized materials is estimated as 53.17%. The tonnage and the grade of mineralized materials in this mine were estimated by Guizhou Nonferrous Geology Engineering Survey Company. We have not conducted examination of tonnage estimate in this mine since December 2009.

Actual Production and Tracking Method

Using the same method as Guizhou Bauxite Mine to track our actual production, the actual limestone production for the past three years is set forth below.

Limestone Quarries Actual Production (Ton)
2008	2009	2010
18200.60	21510.84	27323.79

Current Costs & Future Investment

The mine was obtained from the former right holder after the prophase investment and construction were completed. The amount of investment is RMB $3 millions, approximately USD $0.5 million, the contract value of the purchase.

Extractable non-reserve deposit was estimated to be 3 million tons and the average investment was 1 yuan per ton when the mine was purchased in 2005. There is no such plan for as future investment

Shanxi Bauxite Mine

Shanxi Wealth holds a mining license for bauxite mine (No.1400000512847) (“Shanxi Bauxite Mine”), issued by the Shanxi Provincial Department of Land and Resource on January 10, 2006 with a term from January, 2006 to January 2020. Shanxi Bauxite Mine license has passed the annual examinations from 2006 and 2010.  Shanxi Bauxite Mine is located at Luo Tuo Ju Village, Wang Jia Gou Township, Liu Lin County, Lvliang City, covering an area of 0.5180 square kilometers.

Location and Range

The Bauxite Mine of Shanxi Wealth Aluminate Material Co., Ltd. is located in Luotuoju Village, Wangjiagou County, which is 30km north to the Liuling County. Its administrative divisions are under the jurisdiction of Wangjiagou County (see the Location Map). The geographic coordinates of the centre of the mining area are E110°55′19.5″，N37°36′55.0″, the total area of the mine is 0.518km2 Quasi-mining elevation is 1200-850m. There are simple roads connecting the mine and the x446Road for 1.5km long, the traffic is convenient.

Assess the inflection point coordinates of the mining areas

Turning Point No.	Coordinate
	X	Y
1	3688710545.800	41145806197.528
2	3688710545.800	41145804864.935
3	3688708925.132	41145804818.707
4	3688709304.069	41145806250.567

Map

The following sets forth a small-scale map showing the location of the mine.

Actual Production and Tracking Method

Using the same method as Guizhou Bauxite Mine to track our actual production, the actual bauxite production for the past three years is set forth below.

Aluminum Ore Actual Production (Ton)
2008	2009	2010
86508.03	109747.61	139378.71

Mineralized Materials

We do not have proven or probable reserve in our Shanxi Bauxite mine. To our knowledge, this mine has a non-reserve deposit of mineralized bauxite materials, consisting of a tonnage of 1,659,300 tons as of December 2009, with an exploration term of 8.31 years. The average Al2O3 content of the mineralized materials is estimated as 60.13%. The tonnage and the grade of mineralized materials in this mine were estimated by Guizhou Nonferrous Geology Engineering Survey Company. We have not conducted  examination of the tonnage in this mine since December 2009.

Rock Formations & Mineralization

Set forth below is a brief analysis on the chemical compositions of the mine:

The ore mine highest grade Al2O3 is 75.08%, A / S, 31.42. Minimum value of  Al2O3, 41.26%, A / S is 2.66. The ore mine average grade Al2O3 is 62.10%, coefficient of variation 10.04%; SiO2 11.25%, coefficient of variation 37.04%; Fe203 6.64%, coefficient of variation 60.13%. On the roof was mostly clay rock, with Al2O3 content of 32% ~ 40%, SiO2 around 40%. Rock boundary is not obvious from its surrounding. Floor is limestone, dolomitic limestone, argillaceous limestone.

Current Costs & Future Investment

The total amount of investment is calculated as RMB $28 millions, approximately USD $4.3 millions, according to the buying rate. There is no such plan for as future investment.

Shanxi Limestone Mine

Shanxi Wealth holds a mining license for limestone for construction usage (No. 1400000631218) (“Shanxi Limestone Mine”), issued by Fenyang Land and Resource Bureau on January 10, 2006,  with a term from January, 2006 to January 2025.  Shanxi Limestone Mine license has passed the annual examinations from 2006 to 2010.  Shanxi Limestone Mine is located at Sang Zao Po Village, Li Jia Zhuang Township, Fenyang City, covering an area of 0.0214 square kilometers.

Location and Range

The Limestone Mine of Shanxi Huixin Aluminate Materials Co., Ltd. is located at Sangzaopo Village, LIjiazhuang Town, Fenyang City, Shanxi Province. The geographic coordinates of the centre of the mining area are E111°39′～111°40′，N37°16′～37°17′. The mine is defined by 4 inflection points, the total area of the mine is 0.0214 km2, Open-pit mining designed elevation is 980m to 800m.

Range of Inflection Point Coordinates

Number of inflection points	X coordinate	Y coordinate
1	558862	374126468
2	559009	374126500
3	559010	374126377
4	558838	374126376

Map

The following sets forth a small-scale map showing the location of the mine.

Mineralized Materials

We do not have proven or probable reserve in our Shanxi Bauxite mine. To our knowledge, this mine has a non-reserve deposit of mineralized limestone materials, consisting of a tonnage of 4,620,000 tons as of December 2009, with an exploration term of 30.86 years. The CaO content of the mineralized materials is estimated as 52.12%  to 54.11%.  The tonnage and the grade of mineralized materials in this mine were estimated by Guizhou Nonferrous Geology Engineering Survey Company. We have not conducted examination of the tonnage in this mine since December 2009.

Rock Formations & Mineralization

Chemical Features in this report is referred from sample test result of Shanxi Gongye University Non-ferrous metal laboratory, from February 3rd, 2006 to october18th, 2009. Chemical composition of the ore is stable with high levels of beneficial components and low levels of harmful components, among which: CaO 52.12%  ~ 54.11%, MgO l.43 ~ 2.41%, SiO2 0.16 ~ 2.33%, Al2O3 0.008 ~ 0.022%, Fe2O3 0.035 ~ 0.048%, Loss 41.91 ~ 43.28%.

Actual Production and Tracking Method

Using the same method as Guizhou Bauxite Mine to track our actual production, the actual limestone production for the past three years is set forth below.

Limestone Quarries Actual Production (Ton)
2008	2009	2010
35928.31	45580.11	58809.99

Current Costs & Future Investment

The total amount of investment is calculated as RMB $8 millions, approximately USD $1.2 million, according to the current purchase rate. Right now there is no plan for future investment.

Source of Power & Water

Fenyang Lijiazhuang 35KV Transformer Station provides stable and sufficient electricity for the mine. There is no water needed during the mine’s production process. Water for daily life purposes is supplied by Sangzaopo Water Reservoir.

Equipment, Infrastructure and other Facilities

For each of the four mines we own, we entrust independent extraction contractors to conduct the extraction. The independent contractors use their own equipments for the extraction, primarily including electricity generation system, transportation vehicles, air ventilation system, air compressors and drilling machines. We own the facilities and infrastructure at each mine, primarily including outdoor bauxite reserve facilities, executive buildings, and dormitory buildings. Copies of form limestone entrusting extraction contract and form bauxite entrusting extraction contract are included as Exhibit 10.31 and Exhibit 10.32 to this filing of the Form 8-K/A.

Mining Rights and Licenses

Guizhou Yufeng obtained the respective mining licenses in relation to the limestone mine (license No.5201023052207) in September 2005 and to the bauxite mine (license No.5200000238714) in October 2005 and registered as the concessionaire thereof.  Shanxi Wealth obtained the respective mining licenses regarding the bauxite mine (license No.140000512847) and limestone mine (license No.140000631218) in January 2006, and accordingly, has become the registered concessionaire of the two said mines since then.  In addition, as specified on the respective mining licenses, the duration for the mining rights regarding the limestone mine and bauxite mine to which Guizhou Yufeng is entitled are from September 2005 until September 2023 and from October 2005 until October 2020 respectively.  As far as Shanxi Wealth is concerned, Shanxi Wealth, based on its mining licenses, is entitled to enjoy the mining rights regarding the bauxite mine from January 2006 until January 2020 and the limestone mine from January 2006 until January 2025 respectively.  In accordance with the Measures for Registration Administration of Mineral Resources Exploitation, if there is a need to continue mining minerals on the expiration of the period of validity of the mining license, the mining concessionaire shall complete the procedures for extension of registration with the registration authority 30 days prior to the expiration of the period of validity of the mining license.

Pursuant to the revised PRC Mineral Resources Law, effective on January 1, 1997 and the Implementation Rules of the PRC Resources Law, effective on March 26, 1994, all mineral resources shall be owned by the PRC government.  The State ownership of the mineral resources, either near the earth's surface or underground, shall not change with the ownership of the land or the right to the use of the land to which the mineral resources are attached.  Accordingly, the PRC government adopts a license system for the exploration and exploitation of the mineral resources.  Under the PRC laws and regulations, "exploration right" means the right to explore the mineral resources within the scope provided by the exploration license which is legally obtained and the units or individuals that have obtained the exploration licenses are called exploration licensees, while "exploitation right" or “mining right” means the right to exploit the mineral resources and own the products within the scope provided by the exploitation license which is legally obtained and the units or individuals that have obtained the exploitation licenses are called concessionaires.  Any concessionaires are granted the rights to conduct the mining activities within the term and the exploitation area prescribed by the mining license; sell the mineral products by themselves, except for those minerals which the PRC State Council has prescribed for a unified purchase by the designated units only; construct within the mine area production and living facilities; obtain in accordance with law the right to use the land required for the production; and other rights provided by laws and regulations.  The concessionaires shall fulfill the obligations of conducting mine construction or mining within the term approved; conducting efficient protection, rational mining and comprehensive utilization of the mineral resources; paying the resources tax and the mineral resources compensation fees pursuant to law; complying with the State laws and regulations regarding the labor safety for production, water and soil conservancy, land recovery and environmental protection; and accepting the supervision and administration from both the competent departments in charge of geology and mineral resources and the other relevant competent departments, and filling out and presenting the mineral reserve or non-reserve deposit forms and mineral resources development and utilization statistics reports according to the relevant provisions.

Pursuant to the Measures for Control of Transfer of Exploration Rights or Mining Rights, promulgated by the State Council and effective on February 12, 1998, a mining concessionaire is entitled to apply with the competent examining and approving authority regarding transferring its mining rights to a transferee under the transfer contract executed thereby.  After receipt of the application, the examining and approving authority will make a decision of approval or disapproval within 40 days as of the date of receipt of the application for transfer, and notify the transferor and the transferee.  If the transfer is approved, the transferor and the transferee are required to go through the formalities for registration modification with the original licensing authority within 60 days as of the date of receipt of the approval notice of transfer. The transferee will obtain the mining license and become an exploration licensee or a mining concessionaire after paying the relevant required fees.

We have full mining rights over the bauxite mines and limestone mines concerned.  As a concessionaire under the mining licenses, we are required to pay certain taxes and fees to the PRC government as royalties for our mining activities and sale of mineral products, such as the resource tax of bauxite at the rate of RMB20 Yuan per ton in Guizhou and Shanxi, and the resource tax of limestone at the rate of RMB2 Yuan per ton in Guizhou and Shanxi; the mineral compensation fees, which is computed and collected at a certain ratio of the sales income of mineral products; the mining fees, which shall be paid year by year according to the acreage of the scope of the mining zone at a rate of RMB1,000 Yuan per square kilometer per year; and the price for the mining.  As Guizhou Yufeng and Shanxi Wealth acquired the mining rights through the means of transfer, the transfer price has included the mining fees, and Guizhou Yufeng and Shanxi Wealth have paid off the the mineral compensation fees. As of December, 2010, Guizhou Yufeng and Shanxi Wealth have paid all the requisite fees as required.

In order to retain the mining rights, the mining concessionaire shall conduct mine construction or mining within the term and area approved, conduct efficient protection, rational mining and comprehensive utilization of the mineral resources, accept supervision and inspection from both the competent departments in charge of geology and mineral resources, submit annual reports including the mineral resource forms and mineral resources development and utilization statistics reports, pay the fees as required by relevant laws and regulations, such as  Measures for Registration Administration of Mineral Resources Exploitation (effective on February 12, 1998),  and Provisions on Administration of Collection of Mineral Resources Compensation Fees (effective on February 27, 1994), and complete the registration procedures for the modification (if applicable). As of December 2010, each of Guizhou Yufeng and Shanxi Wealth holds their respective mining rights in good standing.

Reconciliation between limestone and bauxite production tonnage and HAC Powder production tonnage
Company	Raw Material	2008 (Unit: Ton)			2009 (Unit: Ton)			2010 (Unit: Ton)
		Raw Material Received	Raw Material Used	Finished Goods Quantity	Raw Material Received	Raw Material Used	Finished Goods Quantity	Current incoming	Raw Material Used	Finished Goods Quantity
Guizhou Yufeng Melt Co., Ltd	Aluminium Ore	43,878.19	43,623.53	48,905.30	51,858.56	51,927.24	58,214.40	65,214.01	64,759.42	72,581.10
	Limestone Quarries	18,200.60	18,094.96		21,510.84	21,539.33		27,323.79	26,862.09
Shanxi Wealth Aluminate Material Co., Ltd	Aluminium Ore	86,508.03	86,565.52	97,046.55	109,747.61	10,9820.77	123,117.45	139,378.71	138,892.3	155,562.90
	Limestone Quarries	35,928.31	35,907.22		45,580.11	45,553.46		58,809.99	57,612.2
Total		184,515.13	184,191.23	145,951.85	228,697.12	22,8840.79	181,331.85	290,726.50	288,126.01	228,144.00

Raw Materials through Finished Goods Manufacturing Process
Average Production Cost and Average Sales Price

For the year of 2010, our average production cost and average sales price per ton for water purifying agent are respectively RMB410.14 (approximately $60.67) and RMB761.24 (approximately $112.60).

For the year of 2010, our average production cost and average sales price per ton for HAC powder are respectively RMB452.54 (approximately $66.94) and RMB825.95 (approximately $122.17).

Employees

As of February 25, 2011, we have 387 employees and all of the 387 employees are full-time employees, among whom 354 employees hold a Bachelor’s Degree or lower degrees, 27 employees have a Master’s Degree, 5 employees have a Ph.D degree and 1 employee holds a Post-doctoral degree. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees.

CHINA REGULATIONS

This section sets forth a summary of the most significant China regulations or requirements that may affect our business activities operated in China or our shareholders’ right to receive dividends and other distributions of profits from the PRC subsidiary.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the China’s Ministry of Commerce (MOFCOM) and the National Development and Reform Commission (NDRC) in 2007 classified various industries/businesses into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/businesses permitted for foreign investment. Except for those expressly provided with restrictions, encouraged and permitted industries/businesses are usually 100% open to foreign investment and ownership. With regard to those industries/businesses restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The PRC subsidiary’s business does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of State Administration of Foreign Exchange (SAFE). Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), foreign investment enterprises, or FIEs may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

(iv)	The Company Law (2005).

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the wholly owned foreign enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to Notice 142, FIEs shall obtain a verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Violations of Notice 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

Regulations on Work Safety

On June 29, 2002, the Work Safety Law (“WSL”) of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The WSL provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses (“RWSL”), as adopted by the State Council on January 7, 2004 and became effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

The Regulations on the Safety Administration of Dangerous Chemicals (“RSADC”) was promulgated by the State Council on January 26, 2002, effective as of March 15, 2002. It sets forth general requirements for manufacturing and storage of dangerous chemicals in China. The RSADC requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the RSADC, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

The Regulations on the Administration of Construction Projects Environmental Protection (“RACPEP”), as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the RACPEP, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environmental protection authorities upon completion of a construction project.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT.

We have a limited operating history and have encountered and expect to continue to encounter many of the difficulties and uncertainties often faced by early stage companies. Jiangmen Wealth, our PRC operating company, was incorporated in 2003. Our limited operating history makes it difficult to evaluate our future prospects, including our ability to develop a wide customer and distribution network for our services, to expand our operations to include additional services and to control raw material costs, all of which are critical to our success. An investor must consider our business and our prospects in light of the risks, uncertainties and difficulties common to early stage companies. We may encounter unanticipated problems, expenses and delays in developing and marketing our services and securing additional blending and storage facilities. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to acquire, merge with some new projects, to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth and investment failure could disrupt our operations and ultimately prevent us from generating the revenues we expect.

KEY EMPLOYEES ARE ESSENTIAL TO GROWING OUR BUSINESS. IN ADDITION WE NEED ADDITIONAL SKILLED MANAGEMENT AND TECHNICAL PERSONNEL AND OTHER EMPLOYEES.

Mr. Mingzhuo Tan, our Chief Executive Officer, Mr. Wenchan Jiang, Technical Officer of Jiangmen Wealth Water, and Fangming Jin, Chief Expert of Jiangmen Wealth Water, are essential to our ability to continue to grow our business. They have established relationships within the industries in which we operate. If they were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.  Our future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management and technical personnel, and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the environmental protection industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

SOME OF OUR BUSINESS CONTRACTS HAVE AMBIGUOUS DISPUTE RESOLUTION PROVISIONS OR ARE GOVERNED BY ABOLISHED LAW.

The dispute resolution provisions of some of our business contracts are ambiguous, and therefore, in the event of disputes arising between us and other parties under the agreements, we may not rely on the dispute resolution provision to resolve disagreements under the agreements. In addition, some of our business contracts are governed by Economic Contract Law which has been abolished.

OUR FUTURE PERFORMANCE IS DEPENDENT ON RESEARCHING AND DEVELOPING NEW PRODUCTS, THE INABILITY TO DO SO COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Our performance in the future is dependent on our ability to develop and launch new products. Changes in technologies may render our products obsolete and our performance in the future is thus significantly dependent on our ability to develop and launch new products. There can be no assurance that our research and development efforts will be successful or completed within the anticipated timeframe and results. Moreover, there can be no assurance that any research and development project undertaken by us will result in commercially viable products. Unsuccessful development and release of new products could adversely affect our performance and our ability to compete.

OUR MANUFACTURING TECHNOLOGIES AND MANUFACTURING DESIGNS ARE NOT PROTECTED BY PATENT OR TRADEMARK. ANY UNAUTHORIZED USE COULD CAUSE MATERIAL DAMAGE TO OUR BUSINESS AND LEAVE US VERY LIMITED REMEDIES.

We consider our manufacturing technologies and manufacturing design critical to our business. Because we are not protected by patent or trademark law, if our technologies or designs are utilized by a third party without our permission, we have very limited legal remedies to force such third party to restrain from using the technologies  or design, or to compensate us for damages caused, and therefore we cannot guarantee we will recover the damages that could be done to our business or to re-gain the advantage our technologies and designs have afforded us.

WE WILL ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Although currently we do not have any significant competitors in the HAC powder and water purifying agent business, more water purifying agents producers are entering into the market with the economic development and growing public awareness on environmental issues. In addition, some multi-national companies have entered or prepared to enter the Chinese water purifying market, such as General Veolia Water Solutions & Technologies. Our Company is facing fierce competition. We anticipate that other companies in the industry will continue to improve their products and introduce new products with competitive price and qualities. This could pose a threat to our current market share. Some of our international competitors have stronger brand names, greater access to capital, longer operating histories, longer or more established relationships with their customers, stronger research and development capabilities and greater marketing and other resources than we do.

Some of our domestic competitors have stronger distribution networks and end-user customer bases, better access to government authorities and stronger industry-based backgrounds than us. Due to the evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, and thereby intensify competition. Existing and potential competitors may also develop relationships with our distributors in a manner that could significantly harm our ability to sell, market and develop our products. Our major competitors may be better able than we to successfully endure downturns in our industrial sector. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

WE MAY EXPERIENCE MAJOR ACCIDENTS IN THE COURSE OF OUR OPERATIONS, WHICH MAY CAUSE SIGNIFICANT PROPERTY DAMAGE AND PERSONAL INJURIES.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

MINERAL EXPLORATION AND DEVELOPMENT IS SUBJECT TO EXTRAORDINARY OPERATING RISKS. WE DO NOT CURRENTLY INSURE AGAINST THESE RISKS. IN THE EVENT OF A CAVE-IN OR SIMILAR OCCURRENCE, OUR LIABILITY MAY EXCEED OUR RESOURCES, WHICH WOULD HAVE AN ADVERSE IMPACT ON OUR COMPANY.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all of the hazards and risks inherent in these activities, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

OUR PLANNED EXPANSION AND TECHNICAL IMPROVEMENT PROJECTS COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

WE MAY ENCOUNTER RAW MATERIAL SUPPLY SHORTAGE AND PRICE INCREASE, ANY FAILURE TO INCREASE OUR NON-RESERVE DEPOSIT EFFECTIVELY COULD ADVERSELY AFFECT OUR OPERATIONS. IF WE CANNOT OBTAIN SUFFICIENT RAW MATERIALS AND COMPONENTS THAT MEET OUR PRODUCTION STANDARDS AT A REASONABLE COST OR AT ALL, OUR ABILITY TO PRODUCE AND MARKET OUR PRODUCTS, AND THUS OUR BUSINESS, COULD SUFFER.

One main raw material for our products is calcium aluminate powder. After 10 years of extensive exploration of aluminum resources, the aluminum resources in Henan province, the province used to have the largest aluminum reserve, have already been depleted. Further, the quality of calcium aluminate powder is adversely affected by a lack of high quality aluminum mines, thereby affecting our products’ quality. In Shanxi and Guizhou Provinces there are abundant aluminum deposits, but the level of mining technology is relatively low, which means these provinces cannot produce nearly enough aluminum to satisfy the market needs. As a result, the price for aluminum has soared in the recent years. Beside aluminum, we also use coal as a raw material for the production of alumina calcium powder. With the prices of different kinds of energy all rising on the horizon, the fuel coal has also become more and more expensive. All these pose problems for us to reduce cost.

While these raw materials are generally available and we have yet to experience a raw material shortage, we cannot assure that the necessary raw materials will continue to be available or in the sense of prices, accessible to us. The prices for these raw materials have been fluctuating significantly and are likely to continue to do so in the future. Numerous factors, most of which are beyond our control, can influence the prices of our raw material. These factors include, a name a few, general economic conditions, industry capacity utilization, vendor backlogs and transportation delays, and other uncertainties.

We may experience a shortage in the supply of certain raw materials and components in the future, and if any such shortage occurs, our manufacturing capabilities and operations could be negatively affected. We may not be able to adjust our product prices, especially in the short-term, to recover cost increases in such raw materials. Our future profitability may be adversely affected if and when we are unable to pass on the higher raw material costs to our customers, to be decided by various market factors.

If our suppliers are unwilling or unable to provide us with high-quality raw materials/components in the required amount at prices acceptable to us, we may not have any feasible alternative to continue our production. In addition, even if they can provide the necessary raw materials, the quality may fail to meet the standards required by our customers. Under such circumstances, there may be production/ shipments delays or reductions in manufacturing activities. Further, we may be required to adjust our products to better work with the materials and components provided by new, alternative suppliers, if we can locate them. Moreover, the suppliers may delay shipments or supply us with raw materials of inferior quality, and adversely impact the quality and performance of our products. If any of the above events relating to our obtaining qualified raw materials occurs, our ability to produce and/or market our products can undergo difficulties, and our business could suffer.

OUR MANAGEMENT INTENDS TO EXPAND OUR PRODUCTION IN NEAR FUTURE AND IF WE TAKE STEPS TO IMPLEMENT EXPANSION, WE WILL REQUIRE CAPITAL EXPENDITURES.

If we take actions to expand our production in near future, we will require capital expenditures  We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties, and failure to obtain sufficient external funds when we take actions to expand our production could have adverse effect on the development of business

WE MAY UNDERTAKE ACQUISITIONS, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS, AND MAY END UP BEING UNSUCCESSFUL.

Our growth strategy may involve the acquisition of new technologies, businesses, products or services or the creation of strategic alliances in areas in which we do not currently operate. These acquisitions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers. Furthermore, acquisitions may require significant attention from our management, and the diversion of our management’s attention and resources could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions into our existing business and operations. Future acquisitions may also expose us to potential risks, including risks associated with:

● the integration of new operations, services and personnel;

● unforeseen or hidden liabilities;

● the diversion of resources from our existing businesses and technologies;

● our inability to generate sufficient revenue to offset the costs of acquisitions; and

● potential loss of, or harm to, relationships with employees or customers, any of which may have a material adverse effect on our ability to manage our business.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. If the equipment investment is not enough, it will cause low level of production automation in producing alumina calcium powder and series purifying agent, thus affecting our production quality. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Ordinary Shares can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our plant expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

IF OUR END-USER CUSTOMERS THAT USE OUR PRODUCTS SUCCESSFULLY ASSERT PRODUCT LIABILITY CLAIMS AGAINST US DUE TO DEFECTS IN OUR PRODUCTS, OUR RESULTS OF OPERATIONS MAY SUFFER AND OUR REPUTATION MAY BE HARMED.

Our products are used for various purposes, such as treating municipal sewage and industrial wastewater and purifying water for food and beverage and pharmaceutical production. These uses tend to affect large geographic areas and significant numbers of people, and often have serious impact on the environment and people’s health and safety and daily lives. Consequently, the malfunctioning of our products could potentially cause tremendous damage. If our products are not properly designed or manufactured or if they do not perform adequately in the treatment of water, we could be subject to claims for damages based on theories of product liability and other legal theories. The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages. We do not have product liability insurance for our products. In addition, negative publicity from such claims may also damage our reputation, regardless of whether such claims are successful. Any of these consequences resulting from defects in our products would harm our results of operations, adversely affect our safety reputation among customers and potential customers, decrease our overall market share and increase our costs by requiring us to take additional measures to ensure our safety precautions are even more visible and effective.

OUR LACK OF ACCOUNTING PERSONNEL WITH EDUCATION AND EXPERIENCE IN THE US GAAP CONSISTS A MATERIAL WEAKNESS IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND COULD CAUSE AN OVERLOOK OR DELAY IN DETECTING A MATERIAL MISSTATEMENT OF THE COMPANY’S ANNUAL OR INTERIM FINANCIAL STATEMENTS.

Our books and records are maintained in accordance with the Chinese GAAP and then converted into financial statements in accordance with the US GAAP. Our interim Chief Financial Officer, Mr. Chan, and the accountants under his supervision are primarily responsible for preparing our books and records under the Chinese GAAP and converting such books and records into financial statements in accordance with the US GAAP.  Mr. Chan and other accountants have limited knowledge and experience in preparing financial statements in accordance with U.S. GAAP and preparing financial reporting pursuant to the SEC rules and regulations. In this regard, Mr. Chan and the other accountants are not a certified public accountant or a certified management accountant in the US, and have not attended U.S. academic institutions or extended educational programs that would provide a sufficient relevant education in U.S. GAAP. Our management consider this deficiency or deficiencies consists a material weakness in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

GOVERNMENTAL REGULATIONS AFFECTING THE IMPORT OR EXPORT OF PRODUCTS COULD NEGATIVELY AFFECT OUR REVENUES.

We plan to expand to over-sea market based on our price advantage, however, the United States and various foreign governments have imposed controls, export license requirements, and restrictions on the export of some of our products. We do not currently export the Company’s water purifying agent directly or indirectly out of the PRC. However, if we were to begin exporting our products in the future, governmental regulation of exports, or our failure to obtain required export approval for our products, could harm our international and domestic sales and adversely affect our revenues. In addition, failure to comply with such regulations could result in penalties, costs, and restrictions on export privileges.

THE TRANSACTION INVOLVES A REVERSE MERGER OF A FOREIGN COMPANY INTO A FOREIGN SHELL COMPANY, SO THAT THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, the Company’s operating subsidiary prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

WE RELY ON CONTRACTUAL ARRANGEMENTS WITH CONSOLIDATED PRC SUBSIDIARY JIANGMEN WEALTH WATER AND ITS SHAREHOLDERS FOR THE OPERATION OF OUR BUSINESS, WHICH MAY NOT BE AS EFFECTIVE AS DIRECT OWNERSHIP. IF JIANGMEN WEALTH WATER AND ITS SHAREHOLDERS FAIL TO PERFORM THEIR OBLIGATIONS UNDER THESE CONTRACTUAL ARRANGEMENTS, WE MAY HAVE TO RESORT TO LITIGATION TO ENFORCE OUR RIGHTS, WHICH MAY BE TIME-CONSUMING, UNPREDICTABLE, EXPENSIVE AND DAMAGING TO OUR OPERATIONS AND REPUTATION.

We operate our business through our consolidated PRC subsidiary Jiangmen Wealth Water through a series of contractual arrangements. These contractual arrangements are intended to provide us with effective control over this entity and allow us to obtain economic benefits from it. Although we have been advised by our PRC counsel, Han Kun Law Offices, that these contractual arrangements are valid, binding and enforceable under current PRC laws, these contractual arrangements may not be as effective in providing control as direct ownership. For example, Jiangmen Wealth Water and its shareholders could breach their contractual arrangements with us by, among other things, failing to operate our business in an acceptable manner or taking other actions that are detrimental to our interests. If we were the controlling shareholder of Jiangmen Wealth Water with direct ownership, we would be able to exercise our rights as shareholders to effect changes to its board of directors, which in turn could implement changes at the management and operational level. However, under the current contractual arrangements, as a legal matter, if Jiangmen Wealth Water or its shareholders fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs to enforce such arrangements, and rely on legal remedies under PRC law, including contract remedies, which may not be sufficient or effective. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations and damage our reputation.

THE CONTRACTUAL ARRANGEMENTS ENTERED INTO BETWEEN US AND JIANGMEN WEALTH WATER MAY RESULT IN ADVERSE TAX CONSEQUENCES TO US.

Under Chinese laws and regulations, arrangements and transactions among affiliated parties may be subject to audit or challenge by the Chinese tax authorities. We could face material and adverse tax consequences if the Chinese tax authorities determine that the contractual arrangements between us and Jiangmen Wealth Water do not represent arm’s-length prices and as a result, adjust any of the income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions for Chinese tax purposes recorded by us or our PRC Subsidiaries or an increase in taxable income, all of which could increase our tax liabilities. In addition, the Chinese tax authorities may impose late payment fees and other penalties on us or our Chinese subsidiaries for under-paid taxes.

Risks Relating to the People’s Republic of China

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

WE ARE REQUIRED TO MAINTAIN VARIOUS LICENSES AND PERMITS REGARDING OUR MANUFACTURING BUSINESS, AND THE LOSS OF OR FAILURE TO RENEW ANY OR ALL OF THESE LICENSES AND PERMITS MAY REQUIRE THE TEMPORARY OR PERMANENT SUSPENSION OF SOME OR ALL OF OUR OPERATIONS.

In accordance with the laws and regulations of the PRC, we are required to maintain various licenses and permits in order to operate our manufacturing business. Failure to maintain these licenses, or the loss of or failure to renew such licenses and production permits, could result in the temporary or permanent suspension of some or all of our production or distribution operations and could adversely affect our revenues and profitability.

SUBSTANTIALLY ALL OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN PRC.

Substantially all of our business, assets and operations are located in PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

WE DERIVE SUBSTANTIALLY ALL OF OUR REVENUES FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

Substantially all of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

POTENTIAL ENVIRONMENTAL LIABILITY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND FINANCIAL CONDITION.

To the knowledge of our management team, neither the production nor the sale of our products constitutes activities, or generates materials that create any environmental hazards or requires our business operations to comply with PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Reminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Jiangmen Huiyuan is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

INFLATION IN THE PRC COULD NEGATIVELY AFFECT OUR PROFITABILITY AND GROWTH.

While the PRC economy has experienced rapid growth, it has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products do not rise at a rate that is sufficient to fully absorb inflation-driven increases in our costs of supplies, our profitability can be adversely affected.

In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of these and other similar policies can impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

THE SLOWDOWN OF CHINA’S ECONOMY CAUSED IN PART BY THE RECENT CHALLENGING GLOBAL ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

China’s economy has experienced a slowdown after the second quarter of 2007, when the quarterly growth rate of China’s gross domestic product reached 11.9%. A number of factors have contributed to this slowdown, including appreciation of the Renminbi, which has adversely affected China’s exports, and tightening macroeconomic measures and monetary policies adopted by the Chinese government aimed at preventing overheating of China’s economy and controlling China’s high level of inflation. The slowdown has been further exacerbated by the challenging global economic conditions in the financial services and credit markets, which in recent months has resulted in extreme volatility and dislocation of the global capital and credit markets.

It is uncertain how long the challenging global economic conditions in the financial services and credit markets will continue and how much of an adverse impact it will have on the global economy in general and the Chinese economy specifically. The slowdown of the Chinese economy could lead to a decrease in business and construction activity nationwide, which could reduce demand for our products and adversely affect our business, results of operations and financial condition.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and our director and officer resides in PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

OUR LABOR COSTS HAVE INCREASED AND ARE LIKELY TO FURTHER INCREASE AS A RESULT OF CHANGES IN CHINESE LABOR LAWS.

We expect to experience an increase in our cost of labor due to recent changes in Chinese labor laws which are likely to increase costs further and impose restrictions on our relationship with our employees. In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law and more strictly enforced existing labor laws. The new law, which became effective on January 1, 2008, amended and formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. As a result of the new law, we have had to increase the salaries of our employees, provide additional benefits to our employees, and revise certain other of our labor practices. The increase in labor costs has increased our operating costs, which increase we have not always been able to pass through to our customers. In addition, under the new law, employees who either have worked for us for ten years or more or who have had two consecutive fixed-term contracts must be given an “open-ended employment contract” that, in effect, constitutes a lifetime, permanent contract, which is terminable only in the event the employee materially breaches our rules and regulations or is in serious dereliction of his or her duties. Such non-cancelable employment contracts will substantially increase our employment related risks and limit our ability to downsize our workforce in the event of an economic downturn. No assurance can be given that we will not in the future be subject to labor strikes or that we will not have to make other payments to resolve future labor issues caused by the new laws. Our Subsidiaries have not purchased sufficient social insurance for all of their employees. If the local labor authorities order Our PRC Subsidiaries to do so, we may become obligated to pay unpaid insurance premiums thereby increasing our labor costs. Furthermore, there can be no assurance that the labor laws will not change further or that their interpretation and implementation will vary, which may have a negative effect upon our business and results of operations.

OUR OPERATING SUBSIDIARIES IN CHINA ARE DELIQUENT ON PAYING SOCIAL INSURANCE PREMIUMS AND HOUSING PROVIDENT FUNDS FOR THEIR EMPLOYEES IN ACCORDANC WITH APPLICABLE LAWS.

Neither Jiangmen Wealth, Shanxi Wealth, nor Guizhou Yufeng, our operating subsidiaries under the PRC laws, have paid sufficient social insurance premiums and housing provident funds for their employees pursuant to the applicable PRC laws. The competent government authorities may require them not only to rectify their incompliance by paying the due and unpaid social insurance premiums and housing provident, but also impose fines. Management has calculated our exposure related to unpaid social insurance premiums and housing provident funds and believes the amount, including potential penalties is less than $300,000

WE MAY BE EXPOSED TO MONETARY FINES BY THE LOCAL HOUSING AUTHORITY AND CLAIMS FROM OUR EMPLOYEES IN CONNECTION WITH OUR PRC SUBSIDIARIES’ NON-COMPLIANCE WITH REGULATIONS WITH RESPECT TO CONTRIBUTION OF HOUSING PROVIDENT FUNDS FOR EMPLOYEES.

According to the relevant PRC regulations on housing provident funds, PRC enterprises are required to contribute housing provident funds for their employees. The monthly contributions must be at least 5% of each employee’s average monthly income in the previous year. Our PRC Subsidiaries have not paid such funds for its employees since its establishment. Under local regulations on collection of housing provident funds in Jiangmen, Guiyang and Fenyang where our PRC Subsidiaries are located, the local housing authorities may require our PRC Subsidiaries to rectify its non-compliance by setting up bank accounts and making payment and relevant filings for the unpaid housing funds for its employees within a specified time period. If our PRC Subsidiaries fail to do so within the specified time period, the local housing authority may impose a monetary fine on it and may also apply to the local people’s court for enforcement. Employees of our PRC Subsidiaries may also be entitled to claim payment of such funds individually. If we receive any notice from the local housing authority or any claim from our current and former employees regarding our non-compliance with the regulations, we will be required respond to the notice and pay all amounts due to the government, including any administrative penalties imposed, which would require us to divert our financial resources and/or impact our cash reserves, if any, to make such payments. Additionally, any administrative costs in excess of the payments, if material, may impact our operating results.

A FAILURE BY OUR SHAREHOLDERS OR BENEFICIAL OWNERS WHO ARE PRC CITIZENS OR RESIDENTS TO COMPLY WITH CERTAIN PRC FOREIGN EXCHANGE REGULATIONS COULD RESTRICT OUR ABILITY TO DISTRIBUTE PROFITS, RESTRICT OUR OVERSEAS AND CROSS-BORDER INVESTMENT ACTIVITIES OR SUBJECT US TO LIABILITY UNDER PRC LAWS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

In October 2005, SAFE issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles (“Circular 75”). Circular 75 regulates the foreign exchange matters in relation to the use of a “special purpose vehicle” by PRC residents to seek offshore equity financing and conduct “round trip investment” in China. Under Circular 75, a “special purpose vehicle” refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or PRC entities for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents or PRC entities in onshore companies, while “round trip investment” refers to the direct investment in China by the PRC residents through the “special purpose vehicles,” including without limitation establishing foreign invested enterprises and using such foreign invested enterprises to purchase or control (by way of contractual arrangements) onshore assets. Circular 75 requires that, before establishing or controlling a “special purpose vehicle”, PRC residents and PRC entities are required to complete foreign exchange registration with the local offices of SAFE for their overseas investments. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. To further clarify the implementation of Circular 75, SAFE also requires the PRC subsidiaries of an offshore company governed by Circular 75 to coordinate the filing and updating of the SAFE registrations in a timely manner regarding major capital changes of the offshore special purpose company. If our direct or indirect shareholders who are PRC citizens or residents do not complete their registration with the local SAFE authorities, our PRC subsidiaries will be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries.

Because of uncertainty in how Circular 75 will be interpreted and enforced, we cannot be sure how it will affect our business operations or future plans. For example, our PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders over whom we have no control. We attempt to comply, and attempt to ensure that our shareholders, who are PRC citizens or residents, comply with Circular 75 requirements. We have requested Mr. Mingzhuo Tan who is PRC resident to make the necessary applications, filings and amendments as required under Circular 75 and other related rules. However, some or all of our shareholders who are PRC residents may not comply with our request to make or obtain any applicable registrations or approvals required by Circular 75. Furthermore, we may not at all times be fully aware or informed of the identities of all of our beneficial owners who are PRC citizens or residents, and we may not always be able to compel beneficial owners of our securities to comply with Circular 75 requirements. As a result, some or all of our shareholders or beneficial owners who are PRC citizens or residents may not at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, Circular 75 or other related regulations. Failure by any such shareholders or beneficial owners to comply with Circular 75 could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, or limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

WE MAY BE REQUIRED TO OBTAIN PRIOR APPROVAL OF THE CHINA SECURITIES REGULATORY COMMISSION, OR CSRC FOR THE LISTING AND TRADING OF OUR ORDINARY SHARES.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “New M&A Regulations”), which took effect on September 8, 2006 and was further amended on June 22, 2009. These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the New M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. Our PRC legal counsel, Han Kun Law Offices, believes that it is uncertain whether the transaction is subject to CSRC’s approval prior CSRC approval for the transaction (i) Jiangmen Huiyuan was incorporated by the means of direct investment by Wealth Environmental Technology, and there was no acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the New M&A Rules; and (ii) there is no provision in the New M&A Rules that clearly classifies the contractual arrangements between Jiangmen Huiyuan and Jiangmen Wealth Water as a kind of transaction falling under the New M&A Rules; and in reality, many other similar companies have completed similar transactions like the share exchange and private placement contemplated under the Exchange Agreement without CSRC’s approval and our PRC legal counsel is not aware of any situation in which the CSRC has imposed a punishment or penalty in connection with any such transactions. However, if the CSRC or other PRC Government Agencies subsequently determine that CSRC approval is required for the share exchange contemplated under the Exchange Agreement, we may face material regulatory actions or other sanctions from the CSRC or other PRC Government Agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

UNDER THE NEW EIT LAW, WE, WEALTH ENVIRONMENTAL PROTECTION OR WEALTH ENVIRONMENTAL TECHNOLOGY, MAY BE CLASSIFIED AS “RESIDENT ENTERPRISES” OF CHINA FOR TAX PURPOSE, WHICH MAY SUBJECT US, WEALTH ENVIRONMENTAL PROTECTION OR WEALTH ENVIRONMENTAL TECHNOLOGY TO PRC INCOME TAX ON TAXABLE GLOBAL INCOME.

Under Enterprise Income Tax Law of the PRC (“EIT Law”) that became effective on January 1, 2008, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Enterprises established outside of China whose “de facto management bodies” are located in China are considered PRC “tax resident enterprises” and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. In addition, a tax circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation rules to the Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and other assets of an enterprise. In addition, the tax circular mentioned above details that certain Chinese-invested enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a non-PRC company such as us. Our management is substantially based in the PRC and expected to be based in the PRC in the future. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable tax consequences could follow. First, we could be subject to the enterprise income tax at a rate of 25% on our global taxable income, as well as PRC enterprise tax reporting obligations. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC Subsidiaries would qualify as “tax-exempted income”, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC EIT purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise shareholders or a potential withholding tax of 20% for non-PRC individual shareholders is imposed on dividends we pay to them and with respect to gains derived by our non-PRC shareholders from transferring our shares. In addition to the uncertainty in how the new “resident enterprise” classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. We are actively monitoring the “resident enterprise” classification rules and are evaluating appropriate organization changes to avoid this treatment, to the extent possible.

Currently, there has not been a definitive determination as to the “resident enterprise” or “non-resident enterprise” status of us. However, since it is not anticipated that we would receive dividends or generate other income in the near future, we are not expected to have any income that would be subject to the 25% enterprise income tax on global income in the near future. We will consult with the PRC tax authorities and make any necessary tax payment if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we are a resident enterprise under the EIT Law, and if we were to have income in the future.

WE FACE UNCERTAINTY FROM CHINA’S CIRCULAR ON STRENGTHENING THE ADMINISTRATION OF ENTERPRISE INCOME TAX ON NON-RESIDENT ENTERPRISES’ SHARE TRANSFER INCOME (“CIRCULAR 698”) THAT WAS RELEASED IN DECEMBER 2009 WITH RETROACTIVE EFFECT FROM JANUARY 1, 2008.

The Chinese State Administration of Taxation (SAT) released a circular (Guoshuihan No. 698 – Circular 698) on December 10, 2009 that addresses the transfer of shares of Chinese resident companies by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698, which provides parties with a short period of time to comply its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company. Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

There is uncertainty as to the application of Circular 698. For example, while the term “indirectly transfer” is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. In addition, there are no formal declarations with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose”. Due to the short history of the New EIT law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of our holding companies, China Growth Corporation, a Cayman Island corporation, Wealth Environmental Protection, a company organized under the laws of the British Virgin Islands and Wealth Environmental Technology, a company organized under the laws of Hong Kong. As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

WE RELY PRINCIPALLY ON DIVIDENDS AND OTHER DISTRIBUTIONS ON EQUITY PAID BY OUR WHOLLY-OWNED SUBSIDIARY TO FUND ANY CASH AND FINANCING REQUIREMENTS WE MAY HAVE, AND ANY LIMITATION ON THE ABILITY OF OUR SUBSIDIARY TO PAY DIVIDENDS TO US COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO CONDUCT OUR BUSINESS.

As a holding company, we rely principally on dividends and other distributions on equity paid by Jiangmen Huiyuan, for our cash requirements, including the funds necessary to service any debt we may incur or for operating a public company. Jiangmen Huiyuan’s sole operations consist of providing technical and consulting services to Jiangmen Wealth Water pursuant to the contractual arrangements and all of Jiangmen Huiyuan’s revenue is generated from the service fees paid to it by Jiangmen Wealth Water pursuant to the contractual arrangements. As all of Jiangmen Huiyuan’s revenues consist of the annual service fee that Jiangmen Wealth Water pays to Jiangmen Huiyuan pursuant to the contractual arrangements, the amount of cash that Jiangmen Huiyuan has to distribute to us is entirely dependent on the operations of Jiangmen Wealth Water and the amount of annual service fee, which can vary from time to time. The payment of the service fee can be delayed by the Company, which could negatively affect its cash and financing requirements.

 If Jiangmen Huiyuan incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements Jiangmen Huiyuan currently has in place with Jiangmen Wealth Water in a way that would materially and adversely affect Jiangmen Huiyuan’s ability to pay dividends and other distributions to us. Furthermore, relevant PRC laws, rules and regulations permit payments of dividends by Jiangmen Huiyuan only out of its retained earnings, if any, determined in accordance with PRC accounting standards and regulations. Under PRC laws, rules and regulations, Jiangmen Huiyuan is also required to set aside a portion of its net profit each year to meet the statutory general reserve fund requirement. These reserves are not distributable as cash dividends. The statutory general reserve fund requires annual appropriations of 10% of after-tax profit to be set aside prior to payment of dividends until the cumulative fund reaches 50% of the registered capital. As a result Jiangmen Huiyuan is restricted in its ability to transfer a portion of its net assets to us whether in the form of dividends, loans or advances. Any limitation on the ability of Jiangmen Huiyuan to pay dividends to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

IF OUR LAND USE RIGHTS ARE REVOKED, WE WOULD HAVE NO OPERATIONAL CAPABILITIES.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to the land users the land use right certificate. Land use rights can be revoked and the land user forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of Jiangmen Wealth Water, Guizhou Yufeng and Shanxi Wealth relies on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risks Associated with Our Securities

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our Ordinary Shares have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our Ordinary Shares are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from Wealth Protection may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE OUR ORDINARY SHARES MORE DIFFICULT TO SELL.

If we are able to obtain a listing of our Ordinary Shares on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our Ordinary Shares sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our Ordinary Shares. As long as our Ordinary Shares are subject to the penny stock rules, the holders of such Ordinary Shares may find it more difficult to sell their securities.

OUR ORDINARY SHARES HAVE NOT BEEN LISTED FOR TRADING ON THE OTC BULLETIN BOARD OR ON ANY STOCK EXCHANGE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE A MARKET DEVELOPED FOR OUR ORDINARY SHARES IN THE FUTURE.

Our Ordinary Shares have not been quoted or listed for trading on the OTC Bulletin Board or on any stock exchange. Although our management will apply to a Senior Exchange for listing of our Ordinary Shares, there can be no assurance that a public market for our shares will be developed. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. Even if a public market should develop, the price may be highly volatile. Because there may be a low price for our Ordinary Shares, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in our Ordinary Shares, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such Ordinary Shares as collateral for any loans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the nine months ended September 30, 2010 and for the fiscal years ended December 31, 2009 and 2008, should be read in conjunction with the Selected Consolidated Financial Data, our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K/A. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K/A. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Company Overview

We are a leading manufacturer of water purifying agent in the PRC, specializing in manufacturing and distributing water purifying agent, dehydrating agent, papermaking auxiliary agent, printing and dyeing auxiliary agent, fine chemical materials, textile materials, steel, stainless steel, construction materials, aluminum alloy materials, electrical appliances and fittings, hardware for AC power, air-conditioning equipments, and plastic products. Our products are distributed in the southern, south-western, mid-eastern, and eastern part of China.

The annual amount of wastewater discharge in mainland China has been on the rise from the years of 2005 to 2010 with a 2%-3% growth rate per year. Due to water deterioration in both quantity and quality, its protection becomes a concern on the top of the agenda for the Chinese government and the Chinese public. The Chinese government has adopted regulations and policies listing waste water disposal and drinking water safety as two issues of priority importance for Chinese mid-term and long-term national development plans. The Chinese government is making every effort to increase the wastewater disposal rate and wholesome water coverage rate, and at the same time raising the discharge standard for organic substances, nitrogen and phosphorus nutrient content, together with the standard for drinking water.  Given the above-mentioned governmental endeavors, the demand for water purifying products has increased over the years and is expected to continue to increase in the future, considering Chinese large population and the severity of China’s current environmental challenges. As a result, we believe that there will be continuing there has been increasing market demand for our water purifying products.

Production Capacity

As of December 2010, our two wholly-owned HAC powder producing subsidiaries, Guizhou Yufeng and Shanxi Wealth, respectively reach production capability of  100,000 tons and  200,000 tons . As of December 2010, our water purifying agent producing subsidiary, Jiangment Wealth Water, maintains a production capacity between 350,000 and 400,000 tons .

Our management will continue to maintain its current production capacity, and considers the prospect of expanding the production capacity of HAC powder at Guizhou Yufeng and Shanxi Wealth in near future. However, we presently do not have a concrete plan with respect to expansion, and therefore we are not able to estimate capital expenditures associated with expansion with reasonable certainty.

Current Products and Manufacture Facilities

Our major products include water purifying agent and high calcium aluminate powder. As the largest manufacturer of water purifying agent and high calcium aluminate powder in China, we currently manufacture and distribute over 190,000 tons of water purifying agent and 180,000 tons of high calcium aluminate powder per year.

We supply water purifying products for industries such as as printing and dyeing, paper making, municipal wastewater, phosphorus removal, and oil removal from washing water.. We employ high calcium aluminate powder to produce water purifying agent, while American and European water purifying agent manufacturers use higher-cost aluminium hydroxide. Aided by our unique and advanced technologies, the quality of our water purifying agent is similar to that produced by our American and European counterparts, and better than the products of most of our Chinese competitors. The cost of using HAC powder as raw material is only half of that of aluminum hydroxide, which gives Jiangsu Huiyuan a significant price advantage.

Traditional water purifying agents are usually produced for general purposes without tailoring to the needs of particular industrial requirements. Our water purifying agents, on the other hand, are specially developed by our research and development team and the institutions which we work with aiming at satisfying particular industrial situations and requirements. As a result, our products usually have better water purifying effects than other more general products and require less amount of post-sale services. The unique character and strength of our product have been widely acknowledged by our customers over our history of business.

Realizing the popularity of customization of our products, and to further buttress our services, we have designed a mechanism to manufacture polyaluminium chloride production lines for large purchasers. These facilities are architected to produce water purifying agent to be used in treating wastewater with specific physical and chemical qualities, and located on the property of the customers for their convenience and cost-saving purposes. The implementation of this system requires substantial research and development investment, which is not available for our PRC competitors, due to their comparatively limited business scale.

Financing Transaction

On December 15, 2010, we also completed a private placement transaction with a group of accredited investors. Pursuant to the Subscription Agreement with the investors, we issued to the investors an aggregate of 222,402 Units for a purchase price of $6,672,032, or $30.00 per Unit. Each Unit consists of two Preference Shares with each Preference Share convertible into five ordinary shares and a Warrant to purchase five ordinary shares. The Warrants have a term of 5 years, bear an exercise price of $4.50 per share (subject to customary adjustments), are exercisable on a net exercise or cashless basis and are exercisable by investors at any time after the closing date. See “Description of Securities – Preference Shares” below for a description of our Preference Shares.

Taxation

Cayman Islands

The Government of the Cayman Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon us or our shareholders. The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by us.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from April 2006 no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums by us due under a debenture or other obligation.

Hong Kong

Our indirect subsidiary, Wealth Environmental Technology, was incorporated in Hong Kong and under the current laws of Hong Kong, is subject to Profits Tax of 16.5%. No provision for Hong Kong Profits Tax has been made as Wealth Environmental Technology has no taxable income.

China

Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified EIT of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

In addition, the New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Jiangmen Huiyuan is considered an FIE and is directly held by our subsidiary in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Wealth Environmental Technology by Jiangmen Huiyuan, but this treatment will depend on our status as a non-resident enterprise.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

RESULTS OF OPERATIONS

The following table shows key components of our results of operations during the fiscal years ended December 31, 2009 and 2008.

	Years ended December 31,
	2009	2008
Revenue, net of sales discount	$38,975,961	$31,185,389
Cost of goods sold	20,703,600	16,250,776
Gross profit	18,272,361	14,934,613
Operating expenses:
Selling and marketing	1,454,054	1,151,675
General and administrative expenses	2,251,883	2,071,105
Total operating expenses	3,705,937	3,222,780
Income from operations	14,566,424	11,711,833
Interest income	43,649	69,975
Income before provision for income taxes	14,610,073	11,781,808
Provision for income taxes	3,652,518	2,945,452
Net income	10,957,555	8,836,356
Other comprehensive income -- Foreign currency translation adjustments	4,043	1,808,700
Comprehensive income	$10,961,598	$10,645,056

Revenue:

Revenue increased by $7,790,572 or 24.98%, from $31,185,389 in the fiscal year ended December 31, 2008 to $38,975,961 in the fiscal year ended December 31, 2009. This increase was primarily attributable to (i) increase of sales of water purifying agents from approximately 150,200 tons in 2008 to 189,900 tons in 2009, representing an increase of approximately 26.4%; (ii) introduction of five new customers in 2009, which resulted in an increase of our sales of water purifying agent by 21,978 tons, which equals to 55.37% of the total revenue increase. The introduction of the other customers was resulted from normal increase of demand; (iii) increase of sales of HAC powders from 121,000 tons in 2008 to 149,100 tons in 2009, representing an increase of approximately 23.3%; (iv) increase of sales of 9,384 tons by our sales agents, which equals to 33.3% of the total revenue increase.

Our revenue from sales of water purifying agents for the twelve months ended December 31, 2009 was $20,947,376 and for the twelve months ended December 31, 2008 was $16,424,811, representing an increase of $4,522,565 or approximately 27.53%. This increase in our revenue from sales of water purifying agents was primarily due to (i) increase of sales of water purifying agents from approximately 150,200 tons in 2008 to 189,900 tons in 2009, representing an increase of approximately 26.4%; and (ii) introduction of five new customers in 2009, which resulted in an increase of our sales of water purifying agent by 21,978 tons.

Our revenue from sales of HAC powder from the twelve months ended December 31, 2009 was $18,028,585 and for the twelve months ended December 31, 2008 was $14,760,578, representing an increase of $3,268,007 or approximately $22.14%. This increase was primarily attributable to (i) increase of sales of HAC powder from approximately 121,000 tons in 2008 to approximately 149,100 tons in 2009, representing an increase of approximately 23.3%; and (ii) increase of sales by distributors of 9,384 tons in 2009 compared to the same period ended December 31, 2008.

Cost of Goods Sold:

Cost of goods sold increased by $4,452,824, or 27.40%, from $16,250,776 in the fiscal year ended December 31, 2008 to $20,703,600 in the fiscal year ended December 31, 2009.

Cost of goods sold from sales of water purifying agents for the year ended December 31, 2009 were $8,133,095, an increase of $2,042,662, or 33.54%, from $6,090,433 for the same period in 2008. As a percentage of total net sales, cost of goods sold from sales of water purifying agents 38.83% and 37.08% for the years ended December 31, 2009 and 2008, respectively. The increase of cost of goods sold from sales of water purifying agents was primarily attributable to the increase of our revenue from sales of water purifying agents.

Cost of goods sold from sales of HAC powder for the year ended December 31, 2009 were $12,570,505, an increase of $2,410,162 or 23.72%, from $10,160,343 for the same period in 2008. As a percentage of total net sales, cost of goods sold from sales of HAC powder approximated 69.73% and 68.83% for the years ended December 31, 2009 and 2008, respectively. The increase of cost of goods sold from sales of water purifying agents was primarily attributable to the increase of our revenue from sales of HAC powder.

Gross profit and Gross Profit Margin:

Our gross profit increased by $3,337,748, or 22.35%, from $14,934,613 in the fiscal year ended December 31, 2008 to $18,272,361 in the fiscal year ended December 31, 2009. Our gross profit margin (gross profit divided by sales revenue) slightly decreased from 47.89% in 2008 to 46.88% in 2009.

Selling and Marketing Expenses:

Our selling and marketing expenses were $1,454,054 for the fiscal year ended December 31, 2009 as compared to $1,151,675 for the fiscal year ended December 31, 2008, representing an increase of $302,379, or 26.26%. The substantial increase in our selling and marketing expenses in 2009 was primarily attributable to the increase of commissions we paid to our sales persons by $227,093 in the fiscal year ended December 31, 2009 compared to the same period in 2008. This increase was primarily attributable to the increase of the sales of our products which resulted in the increase of our sales person’s expenses by $227,093.

General and Administrative Expenses:

Our general and administrative expenses were $2,251,883 for the fiscal year ended December 31, 2009 as compared to $2,071,105 for the fiscal year ended December 31, 2008, representing an increase of $180,778, or 8.73%. The increase in our general and administrative expenses was primarily attributable to (i) the increase of management compensations by $79,445 and (ii) increase of Shangxi Wealth management contracting fees by $107,806.48.

Net Income:

Net income was $10,957,555 in the fiscal year ended December 31, 2009 with an increase of $2,121,199 or 24% compared to $8,836,356 reported in the fiscal year ended December 31, 2008. Our net income increased because our sales revenue increased at a higher rate than the increase of our expenses in the fiscal year ended December 31, 2009 compared to the same period in 2008.

The following table shows key components of our results of operations during the nine months ended September 30, 2010 and 2009.

	Nine Months ended September 30
	2010	2009
Revenue, net of sales discount	$36,024,913	$29,467,666
Cost of goods sold	18,548,682	15,681,643
Gross profit	17,476,231	13,786,023
Operating expenses:
Selling and marketing	1,133,482	1,055,435
General and administrative expenses	2,120,472	1,611,495
Total operating expenses	3,253,954	2,666,930
Income from operations	14,222,277	11,119,093
Interest income	45,411	30,829
Interest expense	(135,347)	-
Income before provisions for income taxes	14,132,341	11,149,922
Provision for income taxes	3,535,196	2,787,480
Net income	10,597,145	8,362,442
Other comprehensive income -- Foreign currency translation adjustments	794,237	1,878
Comprehensive income	$11,391,382	$8,364,320

Revenue:

Revenue increased by $6,557,247 or 22.25%, from $29,467,666 in the nine months ended September 30, 2009 to $36,024,913 in the nine months ended September 30, 2010. This increase was primarily attributable to (i) increase of sales of water purifying agents from approximately 143,900 tons in the nine months ended September 30, 2009 to 181,600 tons in the nine months ended September 30, 2010, representing an increase of approximately 26.2%; (ii) increase of sales of HAC powders from 113,100 tons in the nine months ended September 30, 2009 to 135,800 tons in the nine months ended September 30, 2010, representing an increase of approximately 20.0%.

Our revenue from sales of water purifying agents for the nine months ended September 30, 2010 was $19,728,160 and for the nine months ended September 30, 2009 was $15,888,766, representing an increase of $3,839,394 or approximately 24.16%. This increase in our revenue from sales of water purifying agents was primarily due to (i) increase of sales of water purifying agents from approximately 143,900 tons in 2009 to 181,600 tons in 2010, representing an increase of approximately 26.2%; and (ii) increase of sales by distributors by 23,600 tons and increase of direct sales of customers by 14,100 tons.

Our revenue from sales of HAC powder from the nine months ended September 30, 2010 was $16,296,753 and for the nine months ended September 30, 2009 was $13,578,900, representing an increase of $2,717,853 or approximately 20.02%. This increase was primarily attributable to (i) increase of sales of HAC powder from approximately 113,100 tons in 2009 to approximately 135,800 tons in 2010, representing an increase of approximately 20%; and (ii) increase of sales by distributors by 7,314 tons in 2010 compared to the same period ended September 30, 2009.

Cost of Goods Sold:

Cost of goods sold increased by $2,867,039, or 18.28%, from $15,681,643 for nine months ended September 30, 2009 to $18,548,682 for nine months ended September 30, 2010. This increase was primarily resulted from the increase of the costs of raw materials by $2,503,318.

Cost of goods sold from sales of water purifying agents for nine months ended September 30, 2010 were $7,325,803, an increase of $1,184,020, or 19.28%, from $6,141,783 for the same period in 2009. As a percentage of total net sales, cost of goods sold from sales of water purifying agents 37.13% and 38.65% for the years ended December 31, 2010 and 2009, respectively. The increase of cost of goods sold from sales of water purifying agents was primarily attributable to the increase of our revenue from sales of water purifying agents.

Cost of goods sold from sales of HAC powder for nine months ended September 30, 2010 were $11,222,879, an increase of $1,683,019, or 17.64%, from $9,539,860 for the same period in 2009. As a percentage of total net sales, cost of goods sold from sales of HAC powder approximated 68.87% and 70.26% for the years ended December 31, 2010 and 2009, respectively. The increase of cost of goods sold from sales of water purifying agents was primarily attributable to the increase of our revenue from sales of HAC powder.

Gross profit and Gross Profit Margin:

Our gross profit increased by $3,690,208, or 26.77%, from $13,786,023 in the nine months ended September 30, 2009 to $17,476,231 in the nine months ended September 30, 2010. Our gross profit margin (gross profit divided by sales revenue) slightly increased from 46.78% in the months ended September 30, 2009 to 48.51% in the nine ended September 30, 2010.

Selling and Marketing Expenses:

Our selling and marketing expenses were $1,133,482 for the nine months ended September 30, 2010 as compared to $1,055,435 for the nine months ended September 30, 2009, representing an increase of $78,047, or 7.39%. The increase in our selling and marketing expenses in 2009 was primarily attributable to the increase of Shangxi Wealth operation contract fees by $80,538.77.

General and Administrative Expenses:

Our general and administrative expenses were $2,120,472 for the nine months ended September 30, 2010 as compared to $1,611,495 for the nine months ended September 30, 2009, representing an increase of $508,977, or 31.58%. The increase in our general and administrative expenses was due to our cash payment of a total of $341,865 professional fees (including auditor fee and legal counsel fee) during the nine months ended September 30, 2010 in connection with our preparation for the Private Placement and going public in U.S. in the near future.

Net Income:

Net income was $10,597,145 in the nine months ended September 30, 2010, an increase of $2,234,703 or 26.72% compared to $8,362,442 reported in the nine months ended September 30, 2009. Our net income increased because our sales revenue increased at a higher rate than the increase of our expenses in the nine months ended September 30, 2009 compared to the same period in 2008.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2010, we had cash and cash equivalents of approximately $25.84 million. The following table provides a summary of our net cash flows from operating, investing, and financing activities. To date, we have financed our operations primarily through net cash flow from operations, augmented by short-term bank borrowings and equity contributions by our shareholders.

	For the Years Ended December 31,		For the Nine Months Ended September 30
	2009	2008	2010	2009
Net cash provided by operating activities	$13,067,861	$10,072,833	$12,642,520	$10,879,010
Net cash provided/(used) for investing activities	(8,105,666)	(9,390,350)	14,587	(3,692,719)
Net cash used in financing activities	-	-	(37,865)	-
Effect of exchange rate changes on cash and cash equivalents	4,950	588,377	497,664	4,321
Net increase in cash and cash equivalents	4,967,145	1,270,860	13,116,906	7,190,612
Cash and cash equivalents, beginning of year	7,755,423	6,484,563	12,722,568	7,755,423
Cash and cash equivalents, end of year	$12,722,568	$7,755,423	$25,839,474	$14,946,035

Future Capital Expenditure

In future years, as we accelerate expansion, we expect continued capital expenditure for adding manufacturing equipment, expanding workshops and harbors, and modernizing existing equipment. We believe that such expansion will have a material impact on liquidity, capital resources and/or results of operation.  However, we believe our existing cash, cash equivalents and cash flows from operations and proceeds from the completed financing in December 2010 will be sufficient to meet our presently anticipated future cash needs to bring all of our facilities into full production. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue.

It is management's intention to expand our operations as quickly as reasonably practicable to capitalize on the demand opportunity for our products.  However, we presently do not have a concrete plan with respect to expansion, and therefore we are not able to estimate capital expenditures associated with expansion with reasonable certainty.

We regularly review our cash funding requirements and attempt to meet those requirements through a combination of cash on hand, cash provided by operations and available borrowings under bank lines of credit. We believe that we can continue meeting our cash funding requirements for our business in this manner over the next twelve months.

Exchange Rate

Our cash accounts are denominated in Chinese RMB ("RMB") and the absolute amount of RMB that we hold is unaffected by the change in the exchange rate of the RMB, our functional currency,  as compared to the US Dollar ("USD"), our reporting currency. The effect of exchange rate changes on cash represents changes in the value of our cash accounts because the USD has declined in value when compared to the RMB during the reporting period. When the USD declines in value versus the RMB, the translation of our financial statements at year end exchange rates yields an increase in the reported amount of cash in USD that is not attributable to our operations, investing activities or financing activities. This change is explained below:

	September 30	December 31,
	2010	2008

Cash and cash equivalents in US Dollars at:
End of reporting period (A)	$25,839,474	$7,755,423
Beginning of reporting period (B)	12,722,568	6,484,563

Increase during the period (A)-(B)=(C)	$13,116,906	$1,270,860

Currency exchange rate RMB/USD:
Period end exchange rate (D)	6.6781	6.8173
Period beginning exchange rate (E)	6.8172	7.2941
Period average exchange rate(F)	6.7984	6.9404

Percentage increase in value during the period (E)/(D)=(G)	2.08%	6.99%
Percentage increase in average/ending exchange (F)/(D)=(H)	1.80%	1.80%

Increase in opening cash as a result of decline in USD=(G)x(A)	$366,409	$453,270
Increase in value of changes in cash as a result of decline in USD=(H)x(C)	236,104	22,875
Effect of variations on value of cash	(104,849)	112,232

Effect of exchange rates on cash and cash equivalents	$497,664	$588,377

Twelve Months ended December 31, 2009 compared to Twelve Months ended December 31, 2008

Net cash provided by operating activities was $13,067,861 for the year ended December 31, 2009, compared to net cash provided by operations of $10,072,833 for the year ended December 31, 2008. The $2,995,028 increase was attributable to (i) increase in net income for the fiscal year ended December 31, 2009 by $2,121,199 compared to the same period in 2008; (ii) increase of account receivables by $837,350.

Net cash used in investing activities was $8,105,666 for the year ended December 31, 2009, compared to net cash used in investing activities of $9,390,350 for the year ended December 31, 2008. The $1,284,684 decrease in net cash used in investing activities was due to the decrease in the amount of loans that we rendered to our related parties in the fiscal year ended December 31, 2009 compared to the same period ended December 31, 2008.

Nine Months ended September 30, 2010 compared to Nine Months ended September 30, 2009

Net cash provided by operating activities was $12,642,520 for nine months ended September 30, 2010, compared to net cash provided by operations of $10,879,010 for the nine months ended September 30, 2009. The $1,763,510 or approximately 16.21% increase was primarily due to the increase of our operating income by $2,234,703 in the nine months ended September 30, 2010 compared to the same period ended September 30, 2009.

Net cash provided by investing activities was $14,587 for the nine months ended September 30, 2010 compared to net cash used in investing activities of $ 3,692,719 for the nine months ended September 30, 2009. The decrease in net cash used in investing activities was due to the decrease in the amount of loans that we rendered to our shareholders by $3,664,453.

Net cash used in financing activities was $37,865 for the nine months ended September 30, 2010, compared to $0 net cash used in financing activities. In the nine months ended September 30, 2010, we received $500,000 cash inflow from a bridge loan financing. During the same period, we also accrued expenses of an aggregate of $537,865 in a restructuring process, where Jiangmen Wealth paid $74,705 and $463,160 to acquire 100% equity interest of Guizhou Yufeng and 62% equity interest of Shainxi Wealth in August and September 2010, respectively. The aggregate of $537,865 was accounted as cash dividend paid to our shareholders. The $37,865 net cash used in financing activities for the nine months ended September 30, 2010 represents the difference between the cash paid to our shareholders as dividend and the cash inflow we received in the bridge loan financing.

CRITICAL ACCOUNTING POLICIES

Combined Financial Statements

The combined financial statements include the accounts of Jiangmen Wealth Water Purifying Agent Company, Ltd., Guizhou Yufeng Melting Materials Co., Ltd. and Shainxi Wealth Aluminates Materials Co., Ltd. These entities have been presented on a combined basis due to the following:

●	The Companies have certain common owners and management that control the activities of the companies

●	The Companies are dependent on technology owned by Jiangmen Wealth Water Purifying Agent Company, Ltd.

●	The companies were all acquired by Jiangmen Huiyuan Environmental Protection Technology Consultancy Co. Ltd. in 2010

All inter-company transactions and balances have been eliminated in preparation of the combined financial statements.

Use of Estimates

The preparation of combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses in the combined financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s combined financial statements include collectibility of accounts receivable, useful lives and impairment of property and equipment, mineral non-reverse deposit available for mining production, total expected use of mineral non-reverse deposit and value and realizability of intangible assets. Actual results could differ from those estimates.

Revenue Recognition

The Company’s main source of revenue is generated from sales of water purifying agents and high-performance calcium aluminates powder. The Company recognizes revenue when there is persuasive evidence of a sales arrangement, delivery and acceptance by the customer has occurred, the sales price is fixed or determinable, and collection is probable.

Value added taxes represent amounts collected on behalf of specific government agencies that require remittance of tax by specified dates. Value added taxes are collected at the time of sales and are detailed on invoices provided to customers. The Company accounts for value added taxes on a net basis. The Company recorded and paid sales related taxes based on a percentage of the value added taxes and reported the revenue net of the sales related taxes.

Currency Reporting

The Company’s operations in the PRC use the local currency, Renminbi (“RMB”), as their functional currency, whereas amounts reported in the accompanying condensed combined/consolidated financial statements and disclosures are stated in U.S. dollars, the reporting currency of the Company, unless stated otherwise. As such, the condensed combined/consolidated balance sheets of the Company have been translated into U.S. dollars at the current rates as of September 30, 2010 and December 31, 2009 and the condensed combined/consolidated statements of income have been translated into U.S. dollars at the weighted average rates during the periods the transactions were recognized.

The resulting translation gain adjustments are recorded as other comprehensive income in the condensed combined/consolidated statements of income and comprehensive income and as a separate component of equity in the condensed combined/consolidated balance sheets.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13 “Revenue Recognition (Topic 605): Multiple Deliverable Revenue Element Arrangements – a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). The new guidance states that if vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, companies will be required to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. ASU 2009-13 will be applied prospectively and will become effective during the first quarter of 2011. Early adoption is allowed. The Company does not expect the adoption of this guidance to have a significant effect on its combined/consolidated financial position or results of operations.

Effective April 1, 2009, the Company adopted authoritative guidance issued by the FASB, which is now codified in ASC 815 “Derivatives and Hedging” regarding the disclosures for derivative and hedging activities. The adoption of this guidance did not have a material impact on its combined financial statements.

Effective April 1, 2009, the Company adopted authoritative guidance codified as ASC 855 “Subsequent Events”, which establishes general standards for the accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, ASC 855 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this guidance did not have any significant impact on its financial condition or results of operations.

Effective July 1, 2009, the Company adopted the new guidance as issued by the FASB, which is now part of ASC 105 “Generally Accepted Accounting Principles”. ASC 105 has become the source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities and provides that all such guidance carries an equal level of authority. The ASC is not intended to change or alter existing GAAP. ASC 105 is effective for interim and annual periods ending after September 15, 2009. The adoption of ASC 105 did not have any significant impact on its financial condition or results of operations.

Effective July 1, 2009, the Company adopted the amended authoritative guidance issued by the FASB regarding interim disclosures about fair value of financial instruments, which is now codified in ASC 805. The guidance requires disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements of publicly traded companies. The guidance also requires those disclosures in summarized financial information at interim reporting periods. The adoption of this guidance did not have any significant impact on its financial condition or results of operations.

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13 “Revenue Recognition (Topic 605): Multiple Deliverable Revenue Element Arrangements – a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). The new guidance states that if vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, companies will be required to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. ASU 2009-13 will be applied prospectively and will become effective during the first quarter of 2011. Early adoption is allowed. The Company does not expect the adoption of this guidance to have a significant effect on its combined financial position or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Mingzhuo Tan (1)	39	Chairman, President, Chief Executive Officer, Treasurer and Secretary
Patrick S.H. Chan (3)	58	Chief Financial Officer (interim)

(1)	Mr. Tan, our Chief Executive Officer, was appointed as the Chairman of our board of directors on December 15, 2010 upon the closing of the Share Exchange.

(2)	Mr. Chan, was appointed as our Chief Financial Officer on December 15, 2010 upon the closing of the Share Exchange.

Mr. Mingzhuo Tan, Age 39, Chairman, President, Chief Executive Officer

Mr. Tan is the Chairman, President, Chief Executive Officer and the founder of the Company and has served the Company since April 2003. From July 1994 to October 1998, Mr. Tan worked for Xinhui Environmental Service Co. From November 1998 to March 2003, he served as the general manager of Jiangmen Pengjiang Huixin Chemical Industry Co., Ltd. Mr. Tan is currently the vice chairman of Guangdong Council for the Development Promotion of Small and Middle Size Enterprises, a director of Guangdong Association of Environmental Protection Industry, vice director of Guangdong Chamber of Commerce in Guizhou and vice director of Jiangmen Chamber of Commerce, etc. We believe Mr. Tan’s experience as the founder of the Company and his experience with Xinhui Environmental Service Co. and Jiangmen Pengjiang Huixin Chemical Industry Co., Ltd. and his qualifications, attributes and skills accumulated from such prior experience qualifies him to serve as directors, in light of our business and structure.

Mr. Tan received his B.A. in Environmental Engineering from Chongqing University in 1994. He received an EMBA degree from the Business School of South China University of Technology in 2010.

Patrick S.H. Chan, Age 58, Chief Financial Officer (interim)

Mr. Chan has served as the Chief Financial Officer of Jiangmen Wealth Water since September 2010. He is our full-time employees. Prior to that, he served as chairman assistant in Jiangmen Wealth Water from 2008 to August 2009, during which period, he also served as operating and sales development supervisor for the northern Asia department of Kozen Group. Between 2001 and 2008, he served as the general manager of the Tianjing branch of Ionics Enersave. In 1983, he was appointed as Group Financial & Administration Director. In May 1986 he returned to Hong Kong and joined the Delta Group as Financial Controller and Director where he helped develop a new business in the field of electronics. Mr, Chan joined the China Port& Harbour Services Group in their operations in Saudi Arabia as the assistant to the President from 1980 and was later promoted to Regional Financial General Manager and become the Resident Director of one of the group companies in Jeddah. He is engaged in sales development and management for a long time, has experienced practice in marketing, service network and service teamwork establishment, familiar with financial control, and has rich constructive opinions and consultation in enterprise’s development and investment.

Mr. Chan received his MBA degree and Master’s degree from St. Andrew University in Michigan in 1980 and an EMBA from Lingnan College, Zhongshan University in 2000. He holds license of the CIMA (Chartered Institute of Management Accountant) and the LCCI (London Chamber Of Commerce and Industry). Mr. Chan is not a certified public accountant in the U.S. or certified management accountant, and has limited education and training with the U.S. GAAP.

We are currently seeking an individual with substantive knowledge and experience with the U.S. GAAP to serve as our formal Chief Financial Officer.

Advisory Board

Ms. Fangming Jin

Ms. Jin is a professor and Ph.D. candidate advisor at Tongji University, a chair professor of “Cheung Kong Scholars” program, a visiting professor at Japan Northeast University, a member of the American Chemical Society and a member of the Japan Waste Management Society.

Mr. Huaili Zheng

Mr. Zheng is an expert on waste water treatment. He is a professor and Ph.D. candidate advisor at Chongqing University. He focuses his research on flocculating agent research and the clean production in the printing, dying and papermaking industries.

Mr. Mingyu Li

Mr. Li served as the director of the Environmental Engineering Design & Research Center of Henan University, a director of the Chemical Engineering Research Office at Henan University and the vice director of the Environmental Engineering Research Institute at Jinan University. Mr. Li has been engaged in the development and application of water treatment chemicals for many years and has won various awards.

Mr. Li holds a doctor’s degree in Environmental Chemical Engineering from South China University of Technology. He is also the owner of 10 patents.

Mr. Hongsheng Xia

Mr. Xia is a professor and Ph.D candidate advisor in the Corporate Governance Department of the Management School of Jinan University. Mr. Xia has published more than 100 theses, 20 of which were published on world renowned academic journals.

Dr. Weiping Dai

Mr. Dai is instructor lecturer in the Department of Environmental and Municipal Engineering at Southern Methodise University. Dr. Dai is very experienced in environmental engineering and has 8 years of environmental consulting experiences. Dr. Dai graduated from Carnegie Mellon University with a doctor’s degree in Environmental Engineering.

Mr. Luting Pan

Mr. Pan holds a doctor’s degree in Engineering from South China University of Technology and a post doctor’s degree from Tongji University. Mr. Pan is a professor and tutor for the master’s degree at the School of Environmental Science and Engineering at Tongji University. He focuses his research on water pollution control and water treatment technologies.

Mr. Siqi Kang

Mr. Kang is a member of the Advisory Board of the Company. He is a doctor, professor and advisor for master degree candidate at the Central South University of Industry. Mr. Kang focuses his studies on environmental protection, metallurgy and the application of chemicals. He has hosted 6 national and provincial research projects and more than 20 other research projects. Mr. Kang has published over 60 theses in both Chinese domestic and international academic journals.

Family Relationships

There exist no family relationships between any of our directors or executive officers.

Employment Agreements

We have no employment agreements with our officers or directors. We plan to enter into employment agreements in with our officers and directors in the future.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors.

It is our current policy that our directors are not reimbursed for expenses incurred by them in connection with attending Board meetings, and do not receive any other compensation for serving on the board of directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Qualifications and Experience

The following table identifies some of the experience, qualifications, attributes and skills that the board of directors considered in making its decision to appoint and nominate directors to the Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors reviewed by the Board in evaluating a board candidate.

Experience, Qualification, Skill or Attribute	Mingzhuo Tan
Professional standing in chosen field	√
Expertise in water purifying agent production or related industry:	√
Audit Committee Financial Expert (actual or potential)
Civic and community involvement:
Other public company experience:
Diversity by race, gender or culture:
Specific skills/knowledge:	√
Corporate governance

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2009 and 2008, to each of the following named executive officers.

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Mingzhuo Tan	2009	5,352	-	-	-	5,352
(President and Chief Executive Officer)	2008	4,099	-	-	-	4,099

Patrick S.H. Chan	2009	14,286	-	-	-	14,286
(Chief Financial Officer (interim))	2008	0	-	-	-	0

Binquan Chen (1)	2009	4,151	-	-	-	4,151
(Vice General Manager)	2008	3,629	-	-	-	3,629

Hongyu Du (1)	2009	3,035	-	-	-	3,035
(Financial Directors)	2008	2,245	-	-	-	2,245

(1)	Although they are not executive officers, based on upon the compensation received, Mr. Chen and Mr. Du qualify as named executive officers for purposes of this table.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at December 31, 2009. No equity awards were made during the fiscal year ended December 31, 2009.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended December 31, 2009.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended December 31, 2009.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2009.

Potential Payments Upon Termination or Change in Control

Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

Compensation of Directors

No member of our board of directors received any compensation solely for service as a director during the fiscal year ended December 31, 2009. It is our current policy that our directors are not reimbursed for reasonable out-of-pocket expenses incurred in attending each board of directors meeting or meeting of a committee of the board of directors.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2009 we did not have a standing compensation committee. Our board of directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers, however, none of our executive officers received any compensation during the last fiscal year. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our ordinary shares as of December 15, 2010 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our ordinary shares, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of December 15, 2010, after the closing of the Share Exchange and the Private Placement, we had 27,951,700 ordinary shares and 444,804 preference shares issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any securities that such person has the right to acquire within 60 days of December 15, 2010. For purposes of computing the percentage of outstanding shares of our ordinary shares and preference sharesheld by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of December 15, 2010 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

	Before the Share Exchange				After the Share Exchange
	Number and			%	Number and			%
Name and Address	Title of Shares	%	%	Total	Title of Shares	%	%	Total
of Beneficial	Beneficially	Ordinary	Preference	Voting	Beneficially	Ordinary	Preference	Voting
Owner	Owned(1)	Shares(2)	Shares(3)	Power(4)	Owned(1)	Shares(2)	Shares(3)	Power(4)

Officers and Directors
Mingzhuo Tan (5)	0	*	*	*	12,834,964	41.24%	*	41.24%
					(Ordinary)

Patrick S.H. Chan	0	*	*	*	0	*	*	*

All officers and directors as a group	0	*	*	*	12,834,964	41.24%	*	41.24%
					(Ordinary)

5% Security Holders
Star Prince Limited（6）	0	*	*	*	12,834,964	41.24%	*	41.24%
					(Ordinary)

Access America Fund, LP (7)	390,625	39.13%	*	39.13%	2,220,789(7)	7%	52.46%	12.55%

800 Town & Country Blvd., Suite 420					(Ordinary)
Houston, Texas 77024					and
					233,334
					(Preference)

Mid-Ocean Consulting Ltd (8)	78,125	7.82%	*	7.82%	78,125	*	*	*
32 Governors Cay, Nassau, Bahamas					(Ordinary)
Mid-Ocean Consulting Ltd

(1)
A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

(2)
Based on 998,275 Ordinary Shares issued and outstanding before the closing of the transactions contemplated by the Share Exchange Agreement (as of the Record Date) and 27,951,700 Ordinary Shares issued and outstanding after the closing of the transactions contemplated by the Share Exchange Agreement and the Subscription Agreement (as of the Closing Date). For each beneficial owner above, any warrants exercisable within 60 days have been included in the nominator and denominator

(3)
No Preference Shares were issued and outstanding as of the Record Date and 444,804 Preference Shares were issued and outstanding as of the Closing Date. Each Preference Share is convertible into 7.1305357 Ordinary Shares (subject to customary adjustments for stock splits, combinations, or equity dividends on Ordinary Shares). Holders of Preference Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(4)
Percentage of Total Capital Stock represents total ownership with respect to all shares of our Ordinary Shares and Preference Shares, as a single class and on an “as converted” basis. For each beneficial owner above, any warrants exercisable within 60 days have been included in the nominator and denominator.

(5)	Mr. Tan is our President, Chief Executive Officer and Director. He is the director of Star Prince Limited and has voting and dispositive control over securities held by Star Prince Limited.
(6)	Star Prince Limited’s address is Quastisky Building P.O. Box 4389, Road Town, Tortola, British Virgin Islands.
(7)
Includes 831,898 Ordinary Shares issuable upon exercise of a warrant and 998,275 Ordinary Shares (issuable upon conversion of two senior secured notes. Christopher Efird is the Managing Partner of Access America Fund, LP and has voting and dispositive control over securities held by it.

(8)
Mr. David Richardson, our previous Director who resigned on December 15, 2010, is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over the Ordinary Shares owned by Mid-Ocean Consulting Limited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

Wealth Environmental Protection and its Subsidiaries

The following includes a summary of transactions since the beginning of the 2008 fiscal year, or any currently proposed transaction, in which Wealth Environmental Protection and/or its subsidiaries were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●
On September 29, 2010, Jiangmen Huiyuan entered into an Exclusive Business Cooperation Agreement with Jiangmen Wealth Water, pursuant to which Jiangmen Huiyuan will provide Jiangmen Wealth Water with exclusive and complete business support, and technical and consulting services related to the principal business of Jiangmen Wealth Water.

●
On September 29, 2010, each of Jiangmen Huiyuan and Jiangmen Wealth Water entered into an Equity Interest Pledge Agreement with Mr. Mingzhuo Tan and Ms. Hongyu Du, respectively, pursuant to which Mr. Tan and Ms. Du pledged all of their equity interest in Jiangmen Wealth Water to Jiangmen Huiyuan to secure Jiangmen Water Wealth’s obligations under the Exclusive Business Cooperation Agreement. On September 29, 2010, the pledges were registered with the Pengjiang Branch of Jiangmen Administration of Industry and Commerce.

●
On September 29, 2010, Jiangmen Huiyuan and Jiangmen Wealth Water entered into an Exclusive Option Agreement with Mr. Tan and Ms. Du, respectively, pursuant to which Jiangmen Huiyuan obtained the exclusive option to purchase or designate another qualified person to purchased part or all of the equity interest that Mr. Tan and Ms. Du hold in Jiangmen Wealth Water to the extent permitted by the PRC law.

●
On September 29, 2010, each of Mr. Tan and Ms. Du signed a power of attorney which provides that Jiangmen Huiyuan has the power to act as his/her exclusive agent with respect to all matters related to his/her equity interest in Jiangmen Wealth Water while he or she is a shareholder of Jiangmen Wealth Water .

●
In May 2010 and September 2010, Wealth Environmental Protection issued two note for a total of $500,000 to China Growth, The notes pay interest at 10% and are due at the earlier of a) the one year anniversary form the date of issuance, or b) a change of control of China Growth.

●
For the nine months ended September 30, 2010, the Company loaned a total amount of $114,485, on a non interest bearing basis, to an affiliated company, which is owned by the Company’s shareholders, Mr. Migzhuo Tan and Ms. Hong Yu Du. In August 2010, the Company declared and paid dividends to Mr. Tan and Ms. Du in the amount of $1,375,829. The dividend reduced the outstanding loans receivable from affiliated company and accordingly, the balance due from affiliated company as of September 30, 2010 and December 31, 2009 was $0 and $1,249,774, respectively.

●
During the nine months ended September 30, 2009, the Company loaned an aggregate amount of $3,664,453, on a non interest bearing basis, to Mr. Tan, Ms. Du and Miss. Jiang Jun Pan. On December 30, 2009, the Company declared and paid dividends to Mr. Tan, Ms. Du and Miss. Pan in the amount of $16,110,070. The entire outstanding loans receivable from these shareholders was paid in full through this dividend and accordingly, the balance due from shareholders as of December 31, 2009 was $0.

●	In May 2010, Mr. Tan paid on behalf of the Company, cash collateral of $250,000, pursuant to the terms of the Convertible Note Payable Agreement between us and Jiangmen Wealth.

●
For the years ended December 31, 2009 and 2008, the Company loaned a total amount of $0 and $1,227,598, on a non-interest bearing basis, to an affiliated company, which is owned by the Company’s shareholders, Mr. Tan and Ms. Du. There was no repayment from the affiliated company during the years 2009 and 2008. The balance due from the affiliated company as of December 31, 2009 and 2008 was $1,249,774 and 1,249,754, respectively.

●
During the year ended December 31, 2009, the Company made additional non-interest loans to Mr. Tan, Ms. Du and Miss. Pan a total amount of $8,065,029. On December 30, 2009, the Company declared and paid dividends to Mr. Tan, Ms. Du, and Mr. Pan in the amount of $16,110,070. The entire outstanding loans receivable from these shareholders was paid in full through this dividend and accordingly, the balance due from shareholders as of December 31, 2009 was $0.

China Growth

The following includes a summary of transactions since the beginning of the 2008 fiscal year, or any currently proposed transaction, in which China Growth was or is to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

●
In May 2010 and September 2010, China Growth issued a total of two notes for $500,000 to Access America Fund, LP, its largest shareholder. The notes pay interest at 10% and are due at the earlier of the one year anniversary from the date of issuance, or b) a change of control of China Growth. Access America Fund, LP may convert the notes into 998,275 ordinary shares at any time and at its sole option. The notes shall automatically convert into 998,275 ordinary shares in the event of the Share Exchange.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our ordinary shares, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. Management’s presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the effect on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse himself or herself from deliberations and approval of the transaction in which the interested director is involved.

Promoters and Certain Control Persons

Promoter within the definition of 12b-2 includes (i) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer; or (ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities.

We have no knowledge of any person who would be deemed a “promoter” of our company during the past five years within the meaning of Rule 405 under the Securities Act, except as follows:

Mr. David Richardson, who was a director at the inception of China Growth, may come into the definition of promoter as person taking initiative in founding and organizing the business of the company. On September 27, 2006, China Growth issued 78,125 ordinary shares (adjusted to reflect consolidation effectuated On March 1, 2008.) or 9.1% of the number of the outstanding ordinary shares at the time of the issuance, at par value of 0.000128 to Mid-Ocean Consulting Limited, for aggregate consideration of $10 at a purchase price of $.0001 per share. Mr. Richardson is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over such shares, and therefore may be deemed to be beneficial owner shares issued by the company. The shares Mr. Richardson beneficially owns may be deemed an item of value received from the Company.

Mr. Joseph Rozelle, who was a director at the inception of China Growth, may come into the definition of promoter as person taking initiative in founding and organizing the business of the company. On September 27, 2006, the company issued 781,250 ordinary  shares (adjusted to reflect consolidation effectuated On March 1, 2008.) or 90.9% of the number of outstanding ordinary shares at the time of the issuance, at par value of 0.000128 to Nautilus Global Partners, LLC, for aggregate consideration of $10 at a purchase price of $.0001 per share. Mr. Rozelle  is the President  of  Nautilus  Global Partners but does not have voting or investment control over such shares. The Shares may not be deemed to be beneficially owned by Mr.Rozelle, and therefore will not be deemed item of value received by Mr. Rozelle from China Growth.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market, but we intend to appoint a five (5) member board, of which a majority shall be independent.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

There currently is no market for our ordinary shares. We plan to list our ordinary shares as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing. Until our ordinary shares are listed on an exchange, we expect that they would be eligible to be quoted on the over-the-counter bulletin board maintained by the Financial Industry Regulatory Authority. In this venue, however, an investor may find it difficult to obtain accurate quotations as to the market value of our ordinary shares and trading of our ordinary shares may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our ordinary shares may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our ordinary shares, which may further affect its liquidity and could make it more difficult for us to raise additional capital.

Holders

As of December 15, 2010 there were 27,951,700 ordinary shares issued and outstanding which were held by approximately 490 holders of record. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Rule 144

All the outstanding shares are deemed “restricted securities” under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. There is currently no public market for our securities. Although we plan to list our ordinary shares in the stock exchange, we cannot assure you that we will be able to list on any stock exchange. Subject to the development of a public market for our securities, our stockholders will not be eligible to utilize Rule 144 until December 21, 2011, at the earliest, which is 12 months from the date we filed our Form 10 information, as required under Rule 144. Subject to the lock-up agreements described below and the provisions of Rules 144, additional shares will be available for sale in the public market, if there is any, as follows:

Approximate Number of Shares (after giving effect to the Reverse Split described above) Eligible for Future Sale	Date

9,253,425
On December 21, 2011, which is twelve months after the filing of a current report on Form 8-K reporting the closing of the share exchange transaction these shares may be sold under and subject to Rule 144. These shares include the shares that were issued in connection with the share exchange transaction and the shares held by the original stockholder prior to the share exchange, and excluding the shares held by certain stockholders subject to the lock-up agreements as described below.

17,700,000
On June 15, 2012, which is 18 months after the closing date of the financing transaction. On December 15, 2010, Star Prince and other the former Wealth Environmental Protection stockholders entered into a lock-up agreement with us whereby they agreed that they will not, offer, pledge, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock during the period beginning on and including the date of the final closing of the financing transaction for a period of 18 months.

In general, under Rule 144, a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned our ordinary shares for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Dividends

In August 2010, we declared and paid dividends to Mr. Tan and Ms. Du in the amount of $1,375,829. On December 30, 2009, the Company declared and paid dividends to Mr. Tan, Ms. Du and Miss Pan in the amount of $16,110,070.

We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

In addition, due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our shareholders. The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits. Furthermore, if our subsidiaries and affiliates in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our ordinary shares.

Further, recent regulations promulgated by SAFE, regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our shareholders and affiliates who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In 2005, SAFE promulgated regulations in the form of public notices, which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The SAFE regulations require PRC resident individuals to register with the relevant SAFE branch before establishing or acquiring control over an offshore special purpose company, know as “SPC”, for the purpose of engaging in an equity financing outside of PRC on the strength of domestic PRC assets originally held by those resident individuals. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. This could have a material adverse effect on us given that we expect to be a publicly listed company in the U.S.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Our authorized share capital consists of 39,062,500 ordinary shares, par value $0.000128 per share, and 781,250 preference shares, par value $0.000128 per share.

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association (“Articles”), the Companies Law (2010 Revision) (“Companies Law”) and the common law of the Cayman Islands. The following are summaries of material provisions of our Articles and the Companies Law insofar as they relate to the material terms of our ordinary shares. Complete copies of our Articles are filed as exhibits to our public filings.

Ordinary Shares

General. Our ordinary shares are not entitled to any sinking fund or pre-emptive rights. As of the date of this report, there are 27,951,700 ordinary shares issued and outstanding.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared or paid by our board of directors subject to our Articles and the Companies Law. No dividend may be declared or paid unless our directors determine that immediately after the payment, we will be able to satisfy our liabilities as they become due in the ordinary course of business, and we have funds lawfully available for such purpose.

Voting Rights. The holders of our ordinary shares have identical rights, as provided by our Articles. General meetings of shareholders are expected to be held annually and may be convened by the board of directors as it may consider necessary or desirable or upon a written request of one or more shareholders entitled to attend and vote at general meetings of our company who in the aggregate hold not less than 10% of our voting share capital. If the board of directors does not convene a requisitioned meeting within 21 days of the deposit of the requisition (such meeting to be convened no less than 30 days from the date of the deposit of the requisition), the requisitionists may themselves convene the general meeting.

A quorum for a general meeting of shareholders is considered present if there are one or more shareholders entitled to vote and present in person or by proxy holding in aggregate at least 50% of our voting share capital. If a quorum is not present within half an hour after the time appointed for the general meeting, the general meeting shall stand adjourned to the same day in the next week at the same time and place. If at such adjourned general meeting a quorum is not present within half an hour from the time appointed for holding the general meeting, the shareholder or shareholders present in person or by proxy and entitled to vote shall be a quorum and may transact the business for which the general meeting was called.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to our shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to our shares. Pursuant to the Companies Law, special resolution is required for important matters such as amending the Articles, effecting a change of name, and winding up. Holders of our shares may affect certain changes by ordinary resolution, including appointing and removing directors.

Transfer of Shares. Subject to our Articles, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board. Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share for any or no reason. If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal. The registration of transfers may be suspended at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended for more than 45 days. Our directors may provide that the register of shareholders shall be closed for transfers for a stated period not to exceed in any case 40 days.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), after payment in full of the amounts required to be paid to creditors and holders of any issued and outstanding preference shares, if any, all holders of ordinary shares are entitled to receive the same amount per share with respect to any distribution of assets to holders of ordinary shares.

Redemption of Ordinary Shares. Ordinary shares are not redeemable but, subject to the provisions of the Companies Law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined pursuant to our Articles.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our Articles). However, we provide our shareholders with annual audited financial statements.

Directors. Unless the shareholders otherwise decide by ordinary resolution, the minimum number of directors is one, and the maximum number is unlimited. . Our board has the power at any time to appoint a person as a director either to fill a casual vacancy or as an addition to the existing board subject to the maximum number (if any) imposed by our shareholders by ordinary resolution. A director may be removed from office, with or without cause, by an ordinary resolution of shareholders. A meeting of directors is duly constituted if, (i) we have two or more directors and at the commencement of the meeting, there are present, in person or by proxy, two directors (unless a different quorum has otherwise been fixed by our board) or (ii) we have less than two directors and at the commencement of the meeting, there are present, in person or by proxy, one director (unless a different quorum has otherwise been fixed by our board). Any resolution that may be passed by our directors or a committee of directors at a meeting may also be passed by a unanimous written resolution of the directors.

Preference Shares

On December 15, 2010, our board of directors designated 700,000 shares of our preference shares, par value $0.000128 per share, as “Class A 6% Convertible Preference Shares” (which we refer to herein as the Preference Shares). As of the date of this report, there are 444,804 Preference Shares issued and outstanding, convertible into 3,171,691 ordinary shares. A summary of the Preference Shares is set forth below:

Ranking. With respect to rights upon liquidation, winding-up or dissolution, the Preference Shares rank senior to our ordinary shares and any other classes or series of stock of the Company not designated as ranking senior to or pari passu with the Preference Shares.

Voting. The holders of the Preference Shares will be entitled to receive notice of, attend at and vote at any general meeting or to vote on any written resolutions of shareholders on an “as converted” basis, together with the ordinary shares, as a single class, in connection with any proposal submitted to our shareholders.

Conversion and Mandatory Conversion. All Preference Shares may be converted at the option of the holder at any time after the earlier to occur of (i) the consummation of a 1 for 1.42610714 reverse split on the issued and outstanding ordinary shares of the Company or (ii) February 28, 2011; Additionally, all Preference Shares automatically shall be converted into Ordinary Shares in the event that (i) a registration statement covering all the ordinary shares underlying the Preference Shares has been declared effective by the U.S. Securities and Exchange Commission, and (ii) the Ordinary Shares of the Company are listed and traded on a U.S. senior stock exchange, including New York Stock Exchange, NYSE Amex, Nasdaq Capital Market, Nasdaq Global Market and Nasdaq Global Select (the “Conversion”). On a Conversion, each Preference Share shall convert into 7.1305357 Ordinary Shares.

Anti-Dilution. The number of ordinary shares into which each Preference Share may be converted into will be proportionally adjusted in the event of any stock splits, share consolidations or sub-division, bonus share issues, combinations, or equity dividends on ordinary shares. Upon certain reorganizations, reclassifications, mergers, or consolidations, the holders of Preference Shares may convert their shares into the securities or property that they would have been entitled to upon the consummation of such transaction if the holder had converted the Preference Shares immediately prior to such transaction.

Dividends. Each Preference Share will be entitled to receive cumulative dividends at the annual rate of six percent (6%) accruing on a daily basis on the purchase price of the Preference Share. Notwithstanding anything in the Articles, our directors do not need to declare a dividend on the Preference Shares and any dividend on the Preference Shares shall become a debt due from and immediately payable by our company to the holders of Preference Shares on 1 January in each year if such debt can lawfully arise on such date or otherwise as soon afterwards as such debt can lawfully arise. Such dividends will be payable in cash annually on January 1 beginning with the first such date after April 14, 2010. If the six percent (6%) dividend is not timely paid in full, any such unpaid dividend amount will be increased by 6% per year, accruing on a daily basis.

Liquidation. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Preference Shares then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its shareholders, an amount equal to the amount credited as paid up on the Preference Shares plus any dividend arrears and plus accrued but unpaid dividends, before any payment shall be made or any assets distributed to the holders of the ordinary shares or any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Preference Shares in respect of the right to participate in distributions or payments upon a liquidation event.

Warrant

In connection with our private placement which was closed on December 15, 2010, we issued to the investors Warrants to purchase in aggregate 1,585,845 ordinary shares. The Warrants have a term of five years with an exercise price of $4.50 per share (subject to customary adjustments) and are exercisable by investors on a net exercise or cashless basis at any time after the closing date.

Note

In May 2010 and September 2010, China Growth issued two notes for $5,000,000 to Access America Fund, LP, its largest shareholder. The notes pay interest at 10% and are due at the earlier of the one year anniversary from the date of issuance, or b) a change of control of China Growth. Access America Fund, LP may convert the notes into 998,275 ordinary shares (after giving effect to the Reverse Split”) at any time and at its sole option. The notes were automatically converted into 998,275 ordinary shares at the closing of the Share Exchange.

Corporate Law

The Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Director Independence

Neither Cayman Islands law nor our Articles require that a majority of our directors be independent. As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he owes certain fiduciary duties to the company including the following: (i) a duty to act bona fide in the best interests of the company, (ii) a duty to exercise the powers of the company for a proper purpose, (iii) a duty not to make a profit based on his position as director (unless the company permits him or her to do so) and (iv) a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. The duty of a director not to put himself or herself in a position of conflict may be modified by the company’s articles of association. Our Articles permit our directors to have such a conflict and to participate and vote in respect of any decision in which they may have a conflict, provided their conflicting interests are adequately disclosed. This does not modify the directors’ duty to act in a way they consider to be bona fide in the best interests of the Company.

A director of a Cayman Islands company also owes to the company a common law duty to act with reasonable skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards a dual objective/subjective standard with regard to the required skill and care, to the effect that a director must exercise the skill and care of a reasonably diligent person having both (a) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same actions as are carried out by that director in relation to the company and (b) the general knowledge, skill and experience that that particular director has. These English and Commonwealth court case authorities are persuasive authority to the Cayman Islands courts although not directly binding on the Cayman Islands courts.

Restrictions on Nonresident or Foreign Shareholders

Under Cayman Islands law, there are no limitations on the rights of nonresident or foreign shareholders to hold or vote our ordinary shares.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may adopt and maintain anti-money laundering procedures, and we may require shareholders to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a shareholder unless in the particular case we are satisfied that an exemption applies under the Money Laundering Regulations (2010 Revision) of the Cayman Islands, as amended and revised from time to time, or the Regulations. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the shareholder makes the payment for their investment from an account held in the applicant’s name at a recognized financial institution; or

●	the shareholder is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●
the purchase of shares is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction, and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of a shareholder in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors suspect, or are advised that, the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure the compliance by us with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law, 2008 of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher pursuant to the Terrorism Law (2009 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of not less than 90% in value of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection from the dissenting shareholder can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Shareholders’ Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against our officers or directors generally may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle include:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Transfer Agent and Registrar

Our independent stock transfer agent is Corporate Stock Transfer, located in 3200 Cherry Creek Dr. South, Suite 430, Denver, Co 80209. Their phone number is (303) 282-4800.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their actual fraud or willful default, or for the consequences of committing a crime. Our Articles provide for indemnification of officers and directors and their personal representatives out of the assets and funds of our company against all actions, proceedings, losses, damages, costs, liabilities and expenses incurred or sustained by them in or about the conduct of our company’s business or affairs or in the execution or discharge of their duties, powers, authorities or discretions unless such actions, proceedings, losses, damages, costs, liabilities and expenses were incurred or sustained through his own dishonesty.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 15, 2010, we issued a total of 24,956,875 ordinary shares (17,500,000 ordinary shares, after giving effect to a reverse split defined above) to Wealth Environmental Protection Shareholders, the sole shareholder of Wealth Environmental Protection, in exchange, we received 7,000 ordinary shares of Wealth Environmental Protection, representing all the issued and outstanding capital stock of Wealth Environmental Protection. The number of our shares issued to Wealth Environmental Protection Shareholders was determined based on an arms-length negotiation. The issuance of our shares to these shareholders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.

On December 15, 2010, we also completed a private placement transaction with a group of accredited investors, pursuant to which we issued to the investors an aggregate 222,402 units for a purchase price of $6,672,031, or $30.00 per Unit. Each Unit consists of two Preferred Shares and a Warrant to purchase five ordinary shares (after giving effect to the Reverse Split). The Warrants have a term of 5 years, bear an exercise price of $4.50 per share (subject to customary adjustments), are exercisable on a net exercise or cashless basis and are exercisable by investors at any time after the closing date. The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.

On December 15, 2010, we issued 998,275 shares to Mr. Karlson Ka Tsun PO, at par value 0.000128 per share, as compensation for the services he provided to us in connection with the Share Exchange and Private Placement. The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

On December 15, 2010, we issued 998,725 shares to Access America Fund, LP in connection with the automatic conversion of the the notes for an aggregate of $500,000 that we issued to Access America Fund, LP in the event of the Share Exchange. The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In instances described above where we indicate that we relied upon Regulation S in issuing the securities, our reliance was based upon the factors that such shareholders were not “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, that such shareholders were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On December 15, 2010, our board of directors dismissed PMB Helin Donovan, LLP (“Helin”) as our independent auditors and engaged Ham, Langston & Brezina, L.L.P. (“HLB”), an Independent Registered Public Accounting Firm, to serve as our independent auditors. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, we report as follows:

(a)
(i) Helin was terminated as our independent registered public accounting firm effective on December 15, 2010.

(ii) For the two most recent fiscal years ended June 30, 2010 and 2009, Helin’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The termination of Helin and engagement of HLB were approved by our board of directors.

(iv) We and Helin did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal year ended June 30, 2010 and 2009, and subsequent interim period ended September 30, 2010 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Helin, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v) During the fiscal years ended June 30, 2010 and 2009, and subsequent interim period ended September 30, 2010 and through the date of dismissal, we did not experience any reportable events which constitute a reportable event under Item 304(a)(1)(v) of Regulation S-K.

(b)
(i) On December 15, 2010, we engaged HLB to serve as our independent registered public accounting firm.

(ii) Prior to engaging HLB, we have not consulted HLB regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did us consult with HLB regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(iii) We obtained a letter from Helin addressed to the Commission stating it agrees with the statements presented in this Amendment , which is presented in this Amendment as an Exhibit.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the Share Exchange, we acquired 7,000 ordinary shares of Wealth Environmental Protection, in exchange for the issuance a total of 24,956,875 ordinary shares (17,500,000 ordinary shares, after giving effect to a reverse split defined above), or 96.15% of the ordinary shares of the Company issued and outstanding after the Closing (without giving effect to the Private Placement).

Other than the transactions and agreements disclosed in this report, we know of no other arrangements which may result in a change in control.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OFCERTAIN OFFICERS

Upon the closing of the Share Exchange Agreement on December 15, 2010, Mr. David Richardson resigned from our board of directors, effective immediately, and Mr. Joseph Rozelle submitted a resignation letter pursuant to which he resigned as our President and Chief Financial Officer effective immediately and from his position as our director that will become effective on the tenth day following the mailing of the Information Statement to our shareholders, which will be mailed out on or about December 17, 2010. The resignations of Messrs. Richardson and Rozelle were not in connection with any known disagreement with us on any matter.

On December 15, 2010, our board of directors appointed Mr. Mingzhuo Tan as the Chairman of our board of directors to fill in the vacancy created by the resignation of Mr. David Richardson effective immediately at the closing of the Share Exchange. In addition, our board of directors also appointed Mr. Mingzhuo Tan to serve as our President and Chief Executive Officer and Mr. Patrick S.H. Chan to serve as our interim Chief Financial Officer effective immediately at the closing of the Share Exchange.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 15, 2010, our board of directors approved a change in our fiscal year end from June 30 to December 31. This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

As described in Item 1.01 of this report, on December 15, 2010, we entered into the Exchange Agreement and consummated the Share Exchange, pursuant to which we acquired all of the issued and outstanding ordinary shares of Wealth Environmental Protection in exchange for the issuance of 24,956,875 ordinary shares (17,500,000 ordinary shares, after giving effect to a reverse split defined above) to Wealth Environmental Protection Shareholders, the sole shareholder of Wealth Environmental Protection. As a result of the Share Exchange, Wealth Environmental Protection and its PRC operating subsidiaries became our wholly-owned subsidiaries and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Reference is made to the Share Exchange under the Share Exchange Agreement, as described in Item 1.01. As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of Wealth Environmental Protection, which are conducted by Jiangmen Wealth Water. In the Share Exchange, we are the accounting acquiree and Wealth Environmental Protection is the accounting acquiror. Accordingly, we are presenting the financial statements of Wealth Environmental Protection and its subsidiaries.

(a)	Financial statements of business acquired.

(i)	Audited consolidated financial statements of Wealth Environmental Protection as of and for the years ended December 31, 2009 and 2008, and related notes thereto.

(ii)	Unaudited condensed consolidated financial statements of Wealth Environmental Protection as of and for the nine months ended September 30, 2010 and 2009, and related notes thereto.

(b)	Pro forma financial information.

Unaudited pro forma financial statements and related notes thereto.

(c)	Shell company transactions. None.

(d)	Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated December 15, 2010, by and among China Growth Corporation, Wealth Environmental Protection Group, Inc., and Wealth Environmental Protection Shareholders Group. (2)
3.1	Amended and Restated Memorandum of Association of the Company (1)
4.1	Form of Warrant (2)
10.1	Form of Subscription Agreement (2)
10.2	Make Good Escrow Agreement, dated December 15 2010. (2)
10.3	Holdback Escrow Agreement, dated December 15, 2010. (2)
10.4	Investor Relations Escrow Agreement, dated December 15, 2010. (2)
10.5	Form of Lockup Agreement between Star Prince Limited and China Growth Corp. (2)
10.6	Form of Lockup Agreement between shareholder set forth therein and China Growth Corp. (2)
10.7	Exclusive Business Cooperation Agreement between Jiangmen Huiyuan Wealth Environmental Protection Co., Ltd. and Jiangmen Wealth Water Purifying Agent Co, Ltd., dated September 29, 2010. (2)
10.8	Equity Interest Pledge Agreement between Mingzhuo Tan and Jiangmen Huiyuan Wealth Environmental Protection Co., Ltd., dated September 29, 2010. (2)
10.9	Exclusive Option Agreement between Mingzhuo Tan and Jiangmen Huiyuan Wealth Environmental Protection Co., Ltd., dated September 29, 2010. (2)
10.10	Power of Attorney by Mingzhuo Tan, dated September 29, 2010 (2)
10.11	Equity Interest Pledge Agreement between Hongyu Du and Jiangmen Huiyuan Wealth Environmental Protection Co., Ltd., dated September 29, 2010. (2)
10.12	Exclusive Option Agreement between Hongyu Du and Jiangmen Huiyuan Wealth Environmental Protection Co., Ltd., dated September 29, 2010. (2)
10.13	Power of Attorney by Hongyu Du, dated September 29, 2010 (2)
10.14	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Foshan Hui Yong Chemical trade Co., Ltd., dated January 1, 2010. (2)
10.15	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Taishan Da Kang Chemical trade Co., Ltd., dated January 1, 2010 (2)
10.16	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Shenzhen Lan Bo Shi Science & Technology Co., Ltd., dated January 1, 2010 (2)
10.17	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Guangdong Yi Da Textile Co., Ltd., dated January 1, 2010 (2)
10.18	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Anhui Guo Zhen Environmental Protection and Energy Conservation Technology Joint Stock Co., Ltd., dated January 1, 2010. (2)
10.19	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Guangzhou Papermaking Joint Stock Co., Ltd., dated January 1, 2010 (2)
10.20	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Guangdong Chun Yan Textile Co., Ltd., dated January 1, 2010 (2)
10.21	Purchase Agreement between Jiangmen Water Purifying Agent Co. Ltd and Nanchang Heng Sheng Chemical Trade Co., Ltd., dated January 1, 2010 (2)
10.22	Purchase Agreement between Shanxi Wealth and Hainan Yijin Environmental Limited Co., dated December 23, 2009 (2)
10.23	Purchase Agreement between Shanxi Wealth and Dongying Jiali Chemical Limited Co., dated December 23, 2009 (2)
10.24	Purchase Agreement between Shanxi Wealth and Camela Chemical (Yixin) Limited Co., dated December 23, 2009 (2)
10.25	Purchase Agreement between Shanxi Wealth and Kunming Dianchi Chemicals Limited Co., dated December 23, 2009 (2)
10.26	Purchase Agreement between Shanxi Wealth and Jiaozuo Elfek Chemicals Limited Co., dated December 23, 2009 (2)
10.27	Technology Development Agreement between Jiangmen Wealth Water and Tongji University., dated October 9, 2003 (3)
10.28	Secured Note Purchase Agreement (3)
10.29	Senior Preferred Secured Note No. 1(3)
10.30	Senior Preferred Secured Note No. 2 (4)
10.31	Form Limestone Extraction Entrusting Contract (4)
10.32	Form Bauxite Extraction Entrusting Contract (5)
16.1	Letter from PMB Helin Donovan, LLP, dated February 25, 2011. (4)
99.1	Audited consolidated balance sheets of Wealth Environmental Protection Grash flows for each of the two years ended December 31, 2009. (5)
99.2	Unaudited condensed consolidated balance sheets of Wealth Environmental Protection Group, Inc. and its subsidiaries as of September 30, 2010. (5)
99.3	Unaudited pro forma financial statements and related notes thereto. (4)
99.4	Guizhou Limestone Mining License (4)
99.5	Guizhou Bauxite Mining License (4)
99.6	Shanxi Limestone Mining License (4)
99.7	Shanxi Bauxite Mining License (4)

(1) Incorporated herein by reference to the Company’s Registration Statement on Form 10 filed on December 4, 2006

(2) Incorporated herein by reference to the Company’s current report on Form 8-K filed on December 21, 2010

(3) Incorporated herein by reference to the Company’s current report on Amendment No. 1 to Form 8-K filed on February 28, 2011

(4) Incorporated herein by reference to the Company’s current report on Amendment No. 2 on Form 8-K filed on April 18, 2011

(5) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Growth Corporation

	By:	/s/ Mingzhuo Tan
	Name:	Mingzhuo Tan
Dated: June 6, 2011	Title:	Chief Executive Officer